THE
                                     SCUDDER
                                     FUNDS


Employer Adoption Agreement,         Cash or Deferred
Prototype Plan, and                  Profit Sharing Plan
Trust Agreement                      under Section 401(k)


                                     SCUDDER
                                     SCUDDER, STEVENS & CLARK INVESTMENT COUNSEL

Contents
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Advantages of a 401(k) plan                  3
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Features of the Scudder
prototype 401(k) plan                        4
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How to establish a Scudder
401(k)plan                                   6
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Instructions for completing
the Adoption Agreement                       7
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Adoption Agreement                           9
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Prototype Plan                              13
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Trust Agreement                             21
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Introduction
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The Scudder Funds booklet "Cash or Deferred Arrangements under Section 401(k)"
describes Scudder's 401(k) program. This program consists of eight Scudder no-load mutual funds, a specially-designed administrative system, and a flexible prototype plan that can be tailored to fit the needs of corporations not requiring an individually designed plan.

     The Scudder prototype 401(k) plan has not received a determination with respect to its qualified status from the National Office of the IRS. The IRS will not consider prototype 401(k) plans at the present time. Scudder believes its prototype qualifies under Section 401(k) and the proposed IRS regulations and will apply for a determination letter as soon as the IRS National Office will accept it. Scudder will revise the prototype plan as necessary to meet IRS requirements.

     This booklet contains the Scudder prototype 401(k) plan, the Adoption Agreement to be completed by the employer, and the Trust Agreement which sets forth the responsibilities of the trustee of the plan.

Advantages of a 401(k) profit sharing plan
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Advantages over traditional
profit sharing plans

     Section 401(k) profit sharing plans offer many advantages over traditional profit sharing plans, as described in more detail in our general information booklet. Four of the most important advantages for employers and participants are listed below.

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Tax savings for participants
and employers

     Contributions to a 401(k) plan are made before taxes, so participants pay no federal income taxes on contributions. Earnings accumulate tax-free until withdrawal. Lump-sum distributions from a 401(k) plan are eligible for 10-year averaging, which substantially reduces the taxes paid upon distribution. If contributions are made through salary reduction, employers also save Social Security taxes, unemployment insurance, and workmen's compensation payments.

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High ceiling on contributions

     401(k) contributions are subject to the same limitations imposed on any profit sharing plan. There is no $2,000 annual maximum, as with Individual Retirement Account contributions.

     Participants in a 401(k) plan may also make a tax-deductible contribution of up to $2,000 per year to an Individual Retirement Account.

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Employee contributions to
thrift plans with pre-tax
dollars

     Employers may make matching contributions to a 401(k) plan. This feature allows employers to use a 401(k) plan in place of a traditional thrift plan, so that employees contribute pre-tax dollars to the plan.

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No penalty for distributions

     Distributions from a 401(k) plan can be made without penalty upon retirement, separation from service, death, disability, or attainment of age
59 1/2. In addition, distributions may be made in cases of hardship, subject to restrictions required by law.

The Scudder prototype 401(k) plan -
summary of features
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The Scudder family of no-load
mutual funds

     The Scudder prototype 401(k) plan is used with eight Scudder no-load (commission-free) mutual funds. These funds offer a wide range of investment choice, and include money market, growth, income, and international funds. Transfers among the funds may easily be made, so, if the employer permits, participants can tailor their 401(k) portfolios to meet changes in investment requirements and the economic environment.

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Flexible administrative
system

     Scudder offers a flexible administrative system for use with the prototype plan. Some companies may choose to use the Scudder processing system, which was specially designed to facilitate the administrative work involved in operating a 401(k) plan. It maintains separate files for each participant and segregates contributions by type, allowing each type of contribution to be invested separately. Other companies may require more detailed benefit plan administrative services which may be arranged through Scudder. These services include consolidated statements to participants, information for government reports and discrimination testing.

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Eligibility

     The employer may choose to have all employees eligible to participate in the plan, or participation may be limited by age, years of service, or class of service (e.g., salaried or piece-rate employees).

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Contribution options
     Salary reduction

          An employer may make contributions to the plan on behalf of an employee instead of paying salary, based on a salary reduction agreement between the employer and the employee.

     Cash deferred
     profit sharing

          An employer may make a profit sharing contribution to the plan and permit an employee to elect to receive some or all of that contribution in cash. The employer may use this option to meet the IRS "fail-safe" test.

     Social Security
     integration

          The plan may be integrated with Social Security.

     Non-deductible voluntary
     contributions

          If the employer chooses, the employee may make non-deductible voluntary contributions of up to 10% of total compensation. These contributions may be withdrawn by the employee for any reason upon 30 days' notice.

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     Deductible voluntary
     contributions (QVECs)

          Employees may also make deductible voluntary contributions (QVECs) to the plan of up to $2,000. These contributions may also be withdrawn upon 30 days' notice, subject to the same penalties for premature distribution as apply to IRAs.

     Matching contributions

          Employers may choose to make matching contributions in proportion to any or all of these contributions (except QVECs).

     Rollover contributions

          Under certain circumstances, distributions from other qualified plans may be rolled over into this plan.

     Vesting

          All contributions including Employer Matching Contributions, are 100% vested immediately.

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Investment decisions

     Employers may choose to give the plan administrator control over how contributions and subsequent earnings on these contributions are to be invested, or they may allow participants to make their own investment decisions.

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Loans and hardship distributions

     If selected as an option by the employer, loans may be made to participants from the plan.

     The employer may also choose to make distributions to participants in cases of hardship. These distributions are made without penalty upon determination of hardship by the administrator of the plan.

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Appointment of trustee

     The employer may designate one or more individuals, a bank, or trust company as trustee. The Trust Agreement (p.21) is the document under which the trustee accepts appointment, and it details the responsibilities of the trustee.

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No separate charges

     Employers pay no charges for using the Scudder processing system.

     Participants are not charged any fees for opening or maintaining 401(k) plan investments in the Scudder funds. These and other fund expenses are paid out of the gross investment income of each fund, as detailed in each fund prospectus.

How to establish a Scudder 401(k) plan
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Scudder Group Representative

     A Scudder Group Representative, a retirement plan specialist familiar with the issues involved in adopting a plan under Section 401(k), will help you complete the Adoption Agreement (p.9) and determine the appropriate administrative and information processing procedures. These representatives are located in most of the twelve Scudder offices throughout the country.

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Adopting the plan

     The first step in adopting the plan is to complete the Adoption Agreement (instructions are found on pages 7-8), sign it, and send it to Scudder Fund Distributors, Inc. Scudder will execute the Adoption Agreement to acknowledge its acceptance and return it to you.

     Scudder will also provide various forms which may be required once the plan is in effect, including Designation of Beneficiary, a Summary Plan Description, and sample agreements whereby participants may elect to defer portions of their salaries or profit sharing bonuses.

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IRS determination letter

     The Scudder prototype 401(k) plan has not yet received a determination with respect to its qualified status from the National Office of the IRS. If you wish to apply for a determination with respect to your plan before the Scudder prototype 401(k) plan becomes qualified, you should submit your plan to the appropriate Key District Director of the IRS as if it were an individually-designed plan rather than a prototype plan. Your Scudder Group Representative will provide you with the necessary forms and instructions.

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Advice of attorney

     It is important that an employer adopting this plan first consult with its attorney for advice in connection with the adoption and operation of the plan and in selecting the options available.

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Establishing administrative processing procedures

     A 401(k) plan requires that separate accounts be maintained for each participant. The Scudder processing system, which maintains participant subaccounts, is available for this purpose. Other administrative options include an employer's in-house processing system and a benefit plan administrative service, which may be arranged through Scudder.

     The appropriate administrative and processing procedures for your plan depend on a number of factors, such as the number of participants, the number of different types of contributions your plan permits, and your company's processing capabilities. Your Scudder Group Representative will discuss the options with you and help you determine which is best suited to your needs.

Instructions for completing the Adoption Agreement
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     Before completing the Adoption Agreement, please carefully read it and the following comments about the various options you may select.

I.   Eligibility

     This option determines who will be covered by the plan. You may select a waiting period of up to 3 years and a minimum age requirement up to 25 years. You may also elect to exclude certain classes of employees, such as hourly paid employees, so long as such exclusion does not discriminate in favor of officers, shareholders or highly compensated employees.

II.  Normal retirement date

     Indicate the normal retirement date under the plan by completing this section.

III. Definition of compensation

     This option limits the definition of "compensation" under the plan. Under part A, you determine whether compensation includes amounts paid during the entire year in which the employee first becomes eligible to participate in the plan, or only amounts paid after the employee becomes eligible to participate. Under part B, you may exclude certain amounts paid, such as commissions, from the definition of compensation so long as such exclusion does not result in discrimination in favor of officers, shareholders or highly-paid employees.

IV.  Employer salary deferral and profit sharing deferral contributions

     This option determines the type of employer contribution that will be made to the plan. You may select either "Employer Salary Deferral Contributions" or "Employer Profit Sharing Deferral Contributions," or both.

     Employer Salary Deferral Contributions. If you select this option, participants will be able to elect to reduce their compensation and have a portion of it contributed to the plan. You must specify under Part 1 the maximum percentage by which participants may reduce their compensation by selecting and completing option (a) or (b):

          Option (a) permits a participant to elect a percentage reduction of his entire compensation.

          Option (b) only permits a participant to elect a percentage reduction of that portion of his compensation in excess of the social security taxable wage base.

     In completing Part 1, keep in mind the limitations under Code Section 415 (as described in Section 5 of the plan) which generally limit contributions on behalf of any participant to 25% of compensation, as well as the limitations under Code Section 404(a)(3) which limit an employer's deduction for employer contributions to 15% of the aggregate compensation paid or accrued during its taxable year to all participants as shown on the W-2 forms. Compensation for these purposes is calculated after salary reductions under the plan. For this reason, although you may elect a percentage limitation greater than 15% (because it is unlikely that all participants will elect the maximum reduction), employers may want to select a limit less than 15% to be safe. Furthermore, if an employer maintains another qualified plan, consideration must be given to the effect of that plan on the contribution and allocation limitations of Code
Section 415 and the deductibility limitations of code Section 404.

     Employer Profit Sharing Deferral Contributions. If you select this option, a profit sharing contribution will be made to the plan except to the extent that you permit participants to elect to receive a portion of their profit sharing allocation in cash. You must specify under Part 2 how profit sharing allocations will be determined each year:

          Option (a) specifies that the profit sharing allocation will be a fixed percentage of compensation.

          Option (b) specifies that the profit sharing allocation will be a percentage of compensation determined each year by your Board of Directors. Furthermore, you must specify under Part 2 the extent to which participants may elect to receive cash instead of having their profit sharing contributions deferred and contributed to the plan:

          Option (c) does not permit participants to receive any cash.

          Option (d) permits participants to receive in cash only that portion of their profit sharing allocation which exceeds the percentage of compensation you specify (thus requiring participants to defer part of their profit sharing allocations).

          Option (e) permits participants to receive in cash up to the percentage of their profit sharing allocations that you specify.

The comments above about the limitations under Code Section 404 and 415 as discussed above for Employer Salary Deferral contributions also apply to Employer Profit Sharing Contributions.

     Anti-Discrimination Rules. In completing Part IV, you should also keep in mind that the anti-discrimination requirements of Code Section 401(k) may limit the percentage of compensation highly-paid participants may elect to defer through Employer Salary Deferral Contributions or Employer Profit Sharing Deferral Contributions. These anti-discrimination rules are described in Section 6 of the prototype plan and you should review them carefully before completing
Section IV of the Adoption Agreement. The following are examples of some of the ways to meet these anti-discrimination requirements:

          Fail-Safe. You can meet the so-called "fail-safe" rule of the proposed regulations by completing Part 2 so that the profit sharing allocation is a fixed percentage of compensation which the participant cannot receive in cash. If you then complete Part 1 so that the maximum salary reduction a participant can elect will be a percentage of compensation not greater, when compared to the percentage of compensation represented by the profit sharing allocation under Part 2, than permitted under the special anti-discrimination requirements of Code Section 401(k), the fail-safe rule will be satisfied. For example, you could complete Part 2 so that the Employer Profit Sharing Deferral Contributions will be 5% and Part 1 so that the maximum salary reduction can be no more than 3% of compensation.

          Social Security Integration. Some employers will be able to meet the general anti-discrimination rules of Code Section 401(k) by selecting option (b) of Part 1 so that the maximum salary reduction a participant can elect will be limited to not more than 7% in excess of the taxable wage base.

          Other Alternatives. You may want to limit the percentage of compensation which participants may defer through Employer Salary Deferral contributions to a modest amount, such as 5%. So long as the actual deferral percentage for the lower 2/3 is 2% or more, your plan will meet the anti-discrimination rule under code Section 401(k). Alternatively, you may decide to hold Employer Salary Deferral contributions or Employer Profit Sharing Deferral contributions for the highest paid one-third (top 1/3) of your employees in suspense outside the plan before contributing them to the plan to first verify that the anti-discrimination rules not be violated. The IRS does not permit a refund of such contributions after they have been contributed to the plan in order to meet the anti-discrimination rules. Or you may decide to permit only the lower paid two-thirds (lower 2/3) of your employees to have Employer Salary Deferral contributions made for them through payroll deduction during the year and limit the Employer Salary Deferral contributions for the top 1/3 to a one-time only contribution at the end of the year after the maximum permissible contributions have been determined. Another alternative might be to permit the top 1/3 to withdraw a portion of their Participant Non-Deductible Voluntary Contributions and then use those amounts to have Employer Salary Deferral Contributions made on their behalf once the maximum contributions for the top 1/3 have been determined at the end of the year on the basis of the percentage actually contributed for the lower 2/3 of your employees.

     The flexibility of the Scudder prototype plan and processing system permits these as well as other possible solutions to the anti-discrimination rules.

V.   Employer thrift contributions

     This option permits you to make Employer Thrift Contributions that will match the percentage you select of either Employer Salary Deferral contributions, Employer Profit Sharing Deferral contributions or Participant Non-Deductible Voluntary contributions, or any combination of these types of contributions. For example, you might elect to make an Employer Thrift contribution equal to 50% of each participant's Employer Salary Deferral Contribution and Employer Profit Sharing Deferral Contribution.

VI. Participant non-deductible and deductible voluntary contributions

     Under this option, you may permit participants to make either Participant Non-Deductible Voluntary contributions or Participant Deductible Voluntary contributions. If you select Participant Non-Deductible Voluntary contributions, participants will be permitted to make voluntary contributions each year in an amount not greater than 10% of their total compensation. These contributions will be nondeductible. If you select Participant Deductible Voluntary Contributions, participants will be permitted to make voluntary contributions each year up to $2,000. These contributions will be deductible but are subject to the special rules under the Code relating to "qualified voluntary employee contributions" (QVECs) which are generally similar to the rules applicable to individual retirement accounts (IRAs).

VII. Determination of investment

     Indicate in this section whether investment decisions will be made by the Administrator (whom you appoint) or by participants themselves.

VIII. Tax-option corporations (Subchapter S)

     This option pertains to Subchapter S corporations. Indicate in part A whether or not the employer is a Subchapter S corporation. If so, also complete part B to indicate how the limitations of Code Section 1379(b) on Subchapter S corporations are to apply.

IX.  Loans to participants

     By this Option you may permit participants to borrow out of their accounts, subject to the limitations of Section 12 of the prototype plan.

X.   Hardship distributions

     By this option you may permit participants to receive early distribution of their account in case of hardship, subject to the limitations of Section 9 of the prototype plan (which describes special rules attributable to such distributions under Code Section 401(k)).

XI.  Effective date of plan

     Insert the effective date of the plan in this section.

XII. Plan year

     Indicate in this section either that the plan year is the same as the fiscal year of the employer or insert another date if you prefer.

XIII. Amendment

     Indicate in this section whether this is a new plan or an amendment of an existing plan.

XIV. Appointment of trustee

     Insert the name or names of the Trustee(s) in this Section. One or more individuals, a bank, or a trust company may be designated.

XV.  Statement of Employer

     Please read this section of the Adoption Agreement carefully.

XVI. Limitation on allocations

     If this plan is the only retirement plan which you maintain, do not complete this section of the Adoption Agreement; it applies only in certain cases where employees participate in more than one plan maintained by the same employer. Complete this section only it you maintain another plan which is a qualified defined contribution plan other than a model, master or prototype plan; and you may prefer not to complete it, which is permitted, in which case the provisions of Section 5.2 of the prototype plan will automatically apply to this plan.

     THE ADOPTION AGREEMENT SHOULD BE SIGNED BY THE EMPLOYER AND THE TRUSTEE(S).

     Under the Employer's signature, insert the Federal Employer Identification Number, the Plan Serial Number (001 if you maintain no other plan), the employer's fiscal year and the employer's telephone number.

                  SCUDDER CASH OR DEFERRED PROFIT-SHARING PLAN
                               ADOPTION AGREEMENT

The undersigned (the "Employer") hereby establishes, or amends the ______________________ [insert name of Employer] CASH OR DEFERRED PROFIT-SHARING PLAN, by completing this Adoption Agreement adopting or amending the profit-sharing plan and trust agreement in the form of the Prototype Plan and the Trust Agreement attached. (For definition of terms, see Section 2 of the Prototype Plan.)

I.   ELIGIBILITY

     A.   To become a Participant an Employee:
Select One

     (_)  (1) Need not complete any waiting period.
     (_)  (2) Must complete [insert no more than 3] Years of Service.

     B.   To become a Participant an Employee:

Select One

     (_)  (1) Need not attain any minimum age.
     (_)  (2) Must be at least ________[insert 25 or less] years of age.

     C.   Employees in all classes are entitled to be Participants except:
          [NOTE: If Employees are excluded from the Plan under one or more of the classifications below (not including the last two classifications), the exclusion must NOT result in discrimination in favor of officers, shareholders or highly-paid Employees.]

One or More May be Selected

     (_)  (1) Salaried Employees
     (_)  (2) Hourly-paid Employees
     (_)  (3) Piece-rate Employees
     (_)  (4) Employees paid by commission
     (_)  (5) Employees covered by another retirement plan to which the Employer is required to contribute
     (_)  (6) Employees in the following classification [must be nondiscriminatory] ______________________________________________
              _________________________________________________________________

     (_)  (7) Non-resident aliens who receive no earned income from United
              States sources (as permitted under Code Section 410(b)(3)(c).)

     (_) (8) Employees covered by a collective bargaining contract between the Employer and a recognized bargaining agent, if contract negotiations considered retirement benefits in good faith, unless such contract specifically provides for participation in the Plan.

This must be Completed

     D. A Year of Service shall mean a 12-month period beginning on an Employee's initial date of Employment or an anniversary thereof during which the Employee has __ [insert 1,000 or less] Hours of Service.

     E. The Participants eligible for Profit Sharing Allocations under Section IV below or Employer Thrift Contributions under Section V below for any Plan Year shall be:

Select One

          (_)  (1) All Participants

          (_) (2) All Participants except those who have not completed the number of Hours of Service required under D above during such Plan Year.


II.  NORMAL RETIREMENT DATE

                A Participant's Normal Retirement Date shall be:

Select and Complete One

          (_) (1) The first day of the month preceding his ___th [insert not less than 55 nor more than 65] birthday.

               (2) The first day of the month preceding his ___th [insert not less than 55 nor more than 65] birthday or the ___th [insert 10 or less] anniversary of the date he became a Participant, whichever is later.

III. COMPENSATION

          A. "Compensation" shall include amounts paid as described in B below:

Select One

          (_) (1) For the entire Plan Year in which the Employee became a Participant whether or not he was a Participant for the entire Plan Year.

          (_) (2) For the portion of the Plan Year after the Employee became a Participant.

          B. "Compensation" shall mean the amount paid by the Employer to the Employee for his services as reportable to the Federal Government for the purposes of withholding Federal income taxes, or which would be reportable if it were not deferred by the Employee's election hereunder to have it contributed to the Plan as an Employer Salary Deferral Contribution described in Section IV below, but excluding any portion of the Profit Sharing Allocation described in Section IV below which the Participant has elected to receive in cash and also excluding the following:

Select One or More Desired

          (_)  (1)  Bonuses
          (_)  (2)  Commissions
          (_)  (3)  Overtime Payments
          (_)  (4)  Other(specify) ________________________________

               [NOTE: If one or more of the above are chosen the exclusion must NOT result in discrimination in favor of officers, shareholders or highly-paid Employees.]

IV.  EMPLOYER CONTRIBUTIONS

          For each Year the Employer will make the following contribution to the Trust established pursuant to the Plan on behalf of each Participant:

Select and Complete
if Desired

          (_)  (1)  Subject to Section 4.1 of the Prototype Plan, an Employer
                    Salary Deferral Contribution equal to the portion of the Compensation otherwise payable by the Employer for the Plan Year that the Participant has elected to be deferred and contributed to the Trust. Such election shall specify the amount of the Compensation to be deferred, which amount shall be:

Select and Complete
One if Salary Deferral
Contribution has been
Selected

                    (_)(a) not less than ___% nor more than __% of the Participant's Compensation.

                    (_)(b) not more than ____ % [insert 7% or less] of that portion of the Participant's Compensation which exceeds the Taxable Wage Base.

Select and
Complete if
Desired

           (_) (2) Subject to Section 4.2 of the Prototype Plan, an Employer Profit Sharing Deferral Contribution equal to that portion of the Profit Sharing Allocation for the Plan Year which the Participant has not elected to receive in cash, if permitted below, instead of having it deferred and contributed to the Trust. The Profit Sharing Allocation for this purpose shall be an amount equal to:

Select and Complete
One if Profit Sharing
Deferral Contribution
has been Selected

                    (_)  (a) __ % of the Participant's Compensation, or
                    (_)  (b) the percentage of the Participant's Compensation as is determined by a vote of the Board of Directors of the Employer for each Year (which percentage shall be the same for each Participant), but in no event more than _____%.

Select and Complete
One if Profit Sharing
Deferral Contribution
has been Selected

                    A Participant:

                    (_)  (c) may not elect to receive any portion of his Profit
                             Sharing Allocation in cash instead of having it deferred and contributed to the Trust.

                    (_)  (d) may elect to receive that portion of his Profit
                             Sharing Allocation which exceeds ________ % of his Compensation in cash instead of having it deferred and contributed to the Trust.

                    (_)  (e) may elect to receive not more than __% of his
                             Profit Sharing Allocation in cash instead of having it deferred and contributed to the Trust.

                    [NOTE: Code Section 404(a)(3) generally limits the Employer's deduction for Employer Contributions to 15% of the aggregate compensation otherwise paid or accrued during its taxable year to all Participants as shown on the W-2 forms. Employers should not complete Section IV in such a way that this limitation will likely be exceeded.]

V.   EMPLOYER THRIFT CONTRIBUTION

Select and
Complete if
Desired

     (_) In addition to the Employer Salary Deferral or Profit Sharing Deferral Contributions in Section IV above, the Employer shall make an Employer Thrift Contribution pursuant to Section 4.5 of the Prototype Plan on behalf of each Participant equal to __% of the aggregate:

Select One or more if
Thrift Contribution
has been Selected

     (_)  (1) Employer Salary Deferral Contribution
     (_)  (2) Employer Profit Sharing Deferral Contribution
     (_) (3) Participant Non-Deductible Voluntary Contribution allocated to such Participant's Account for the Plan Year, but only to the extent that the aggregate amount of the Contributions designated in (1), (2) or (3) above which are allocated to the Participant's Account for such Plan Year does not exceed __% [insert 6% or less] of the Participant's Compensation.
          [NOTE: Code Section 404(a)(3) generally limits the Employer's deduction for Employer Contributions to 15% of the aggregate compensation otherwise paid or accrued during its taxable year to all Participants as shown on the W-2 forms. Employers should not complete
          Section V in such a way that this limitation will likely be exceeded.]

VI.  PARTICIPANT CONTRIBUTIONS

     A.   Participant Non-Deductible Voluntary Contributions:

Select One

     (_)(1) Participant Non-Deductible Voluntary contributions pursuant to
            Section 4.3 of the Prototype Plan are permitted.
     (_)(2) Participant Non-Deductible Voluntary contributions are not permitted.

     B.   Participant Deductible Voluntary Contributions:

Select One

     (_)  (1) Participant Deductible Voluntary Contributions pursuant to Section
              4.4 of the Prototype Plan are permitted.
     (_)  (2) Participant Deductible Voluntary Contributions are not permitted.
              [NOTE: Participant Non-Deductible Contributions made hereunder shall not be allowed to the extent they would otherwise exceed the limitations of Section 5 of the Prototype Plan.]

VII. INVESTMENT

            Pursuant to Section 11 of the Prototype Plan, all contributions under this Plan and any earnings thereon shall be invested as determined by:

Select One

     (_)  (1) the Administrator.
     (_)  (2) the Participant.

VIII. TAX-OPTION CORPORATIONS (Subchapter S)

     A.   The Employer:

Select One

     (_)  (1) is an electing small business corporation under Code Section 1371.
     (_)  (2) is not an electing small business corporation under Code Section
              1371.

Complete ONLY if the Employer is an Electing Small Business Corporation

     B. With respect to any Year in which the Employer is an electing small business corporation, the Employer Contributions for each shareholder-employee (as defined in Code Section 1379(d)) otherwise payable under the Plan for such Year shall be limited as follows:

Select One

     (_)  (1) No limitation on the amount to be allocated to a
              shareholder-employee.
     (_)  (2) No allocations to any shareholder-employee.
     (_) (3) The statutory limit permitted under Code Section 1379(b) which may be deducted by the Employer without inclusion in the gross income of the shareholder-employee.

IX.  LOANS

     Loans to a Participant pursuant to Section 12 of the Prototype Plan:

Select One

     (_)  (1) are permitted.
     (_)  (2) are not permitted.

X.   EARLY DISTRIBUTION IN CASES OF HARDSHIP

     Early distributions to Participants in cases of hardship pursuant to
     Section 9 of the Prototype Plan:

Select One

     (_)  (1) are permitted.
     (_)  (2) are not permitted.

XI.  EFFECTIVE DATE

Complete

     The Effective Date of this Plan or amendment shall be ___.

XII.  PLAN YEAR

     The Plan year shall:

Select One and, if Applicable, Complete

     (_)  (1) be the same as the fiscal year of the Employer.
     (_)  (2) end on the last day of the month of _________.

XIII. AMENDMENT

     Execution of this Adoption Agreement:

Select One

     (_)  (1) is an amendment to an existing plan.

     (_)  (2) is not an amendment to an existing plan.

XIV. APPOINTMENT OF TRUSTEES

     The Employer hereby designates the following person or persons as Trustee(s) under the Trust:

Complete:_____________________________________________________________________
         _____________________________________________________________________
         _____________________________________________________________________
         _____________________________________________________________________
         _____________________________________________________________________

XV.  STATEMENT OF EMPLOYER

     The Employer (i) covenants and agrees that whenever a Participant makes a contribution the Employer shall ascertain that the Participant has received a copy of the current prospectus relating to the shares of any Designated Investment Company in which such contribution is to be invested plus, where required by any state or federal law, the current prospectus relating to any other investment in which contributions are to be invested, and (ii) by remitting such a contribution to the Trustee the Employer shall be deemed to represent that the Participant has received such a prospectus, and (iii) by remitting any other contribution to the Trustee the Employer shall be deemed to represent that the Employer has received a current prospectus of any Designated Investment Company in which it is to be invested, plus, where required by any state or federal law, the current prospectus relating to any other investment in which contributions are to be invested.

XVI. LIMITATION ON ALLOCATIONS

     [NOTE: Complete this Section only if the Employer maintains either (i) another plan which is a qualified defined contribution plan other than a Model, Master or Prototype plan, or (ii) a qualified defined benefit Plan. If the Employer maintains such a plan, failure to complete this Section may adversely affect the qualification of the plans the Employer maintains. If the Employer does not complete this Section, the provisions of Section 5.2 of the Prototype Plan will automatically apply to this Plan.]

     The amount of Annual Additions allocated to any Participant's Account under this Plan shall be limited as follows: [Use a Rider to provide appropriate provisions to comply with the Code.]

     IN WITNESS WHEREOF, the Employer has hereunto executed this Adoption Agreement as of the __ day of ______, 19__.


____________________________________
          Name of Employer


By____________________________________
          Authorized Signature


Address ____________________________________
        ____________________________________


Employer Identification   ____________________________
Plan Serial Number        ____________________________
Employer Fiscal Year      ____________________________
Employer Telephone Number ____________________________

TRUSTEE ACCEPTANCE

     The undersigned accept(s) appointment as Trustee(s) under the Trust Agreement.

                                            ____________________________________

                                            ____________________________________

                                            ____________________________________

DESIGNATED INVESTMENT COMPANY ACKNOWLEDGEMENT

     Scudder Fund Distributors, Inc. acknowledges receipt of a copy of the executed Adoption Agreement and agrees to accept, on behalf of the Designated Investment Company or Companies, contributions under the Plan for investment in accordance with Section VII of the Adoption Agreement.


                                            ____________________________________
                                                 Scudder Fund Distributors, Inc.

Return this form to:

      Scudder Fund Distributors, Inc.
      Group Representatives
      175 Federal Street
      Boston, Massachusetts 02110

                  SCUDDER CASH OR DEFERRED PROFIT-SHARING PLAN

SECTION 1. INTRODUCTION

     The Employer has established this Plan (the "Plan"), consisting of the Adoption Agreement, the following provisions (the "Prototype Plan") and the Trust Agreement for the exclusive benefit of its Employees and their Beneficiaries.

SECTION 2. DEFINITIONS

     Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates a contrary meaning. The singular herein shall include the plural, and vice versa, and the masculine gender shall include the feminine gender, and vice versa, where the context requires.

     2.1 "Account" shall mean the cash and securities held by the Trustee for the benefit of a Participant, which shall be the sum of his Employer Salary Deferral Account, Employer Profit Sharing Deferral Account, Employer Thrift Account, Participant Non-Deductible Voluntary Account, Participant Deductible Voluntary Account, and Rollover Account.

     2.2 "Act" shall mean the Employer Retirement Income Security Act of 1974, as amended.

     2.3 "Administrator" shall mean the person or persons appointed under
Section 13.1.

     2.4 "Adoption Agreement" shall mean the agreement by which the Employer has most recently adopted or amended the Plan.

     2.5 "Beneficiary" shall mean any person or legal representative entitled to receive benefits on or after the death of a Participant.

     2.6 "Code" shall mean the Internal Revenue Code of 1954, as amended. Reference to a section of the Code shall include any comparable section or sections of future legislation that amends, supplements or supersedes such section.

     2.7 "Compensation" shall mean the amount paid by the Employer to the Employee for his services as reportable to the Federal Government for the purpose of withholding Federal income taxes, or which would be reportable if it were not deferred by the Employee's election to have it contributed to the Plan as an Employer Salary Deferral Contribution, but excluding any portion of the Profit Sharing Allocation which a Participant elects to receive in cash and (i) amounts attributable to services rendered by an Employee when he was not a Participant, except to the extent specified in Section III-A of the Adoption Agreement, (ii) the amounts attributable to any category specified by the Employer to be excluded in Section III-B of the Adoption Agreement, and (iii), in the case of an Employer who has one or more shareholder-employees within the meaning of Section 1379(b) of the Code as Participants, amounts paid to any Employee in excess of $200,000.

     2.8 "Current or Accumulated Earnings and Profits" of the Employer, shall mean the Employer's current or accumulated earnings and profits, as determined on the basis of the Employer's books of account in accordance with generally accepted accounting practices, without any deductions for Employer Contributions under the Plan for the current Year or for Federal income taxes for the current Year and without regard to the Employer's election to be taxed as a small business corporation, if it has so elected.

     2.9 "Designated Investment Company" shall mean a regulated investment company for which Scudder, Stevens & Clark, or its successor or any of its affiliates, acts as investment adviser and which is designated by Scudder Fund Distributors, Inc., or its successors, as eligible for investment under the Plan.

     2.10 "Designation of Beneficiary" or "Designation" shall mean the document executed by a Participant under Section 16.

     2.11 "Distributee" shall mean the Beneficiary or other person entitled to receive the undistributed portion of the Participant's Account because of death under Section 8 or because of his incompetency or the inability to ascertain or locate him under Section 15.

     2.12 "Distributor" shall mean Scudder Fund Distributors, Inc. or its successor.

     2.13 "Effective Date" shall mean the date selected by the Employer in
Section XI of the Adoption Agreement.

     2.14 "Employee" shall mean an individual who performs services in the business of the Employer in any capacity except as a self-employed individual.

     2.15 "Employer" shall mean the organization named as such in the Adoption Agreement and any successor organization which adopts the Plan. Any two or more members of a controlled group of corporations as defined in Code Section 414(b) may adopt and maintain the plan as a single Plan.

     2.16 "Employer Contributions" shall mean the sum of the Employer Profit Sharing Deferral Contributions, Employer Salary Deferral Contributions and Employer Thrift Contributions.

     2.17 "Employer Profit Sharing Deferral Account", shall mean the separate account maintained pursuant to Section 7.3 hereof for the Employer Profit Sharing Deferral Contributions (as described in Section IV of the Adoption Agreement) allocated to a Participant and the income, expenses, gains and losses attributable thereto.

     2.18 "Employer Profit Sharing Deferral Contributions" shall mean contributions made to the Trust by the Employer in accordance with Section 4.2 as that part of the Profit Sharing Allocations which Participants have not elected to receive in cash.

     2.19 "Employer Salary Deferral Account" shall mean the separate account maintained pursuant to Section 7.3 hereof for the Employer Salary Deferral Contributions allocated to a Participant and the income, expenses, gains and losses attributable thereto.

     2.20 "Employer Salary Deferral Contributions" shall mean contributions made to the Trust by the Employer in accordance with Section 4.1 hereof as a result of the election by Participants to defer part of their Compensation.

     2.21 "Employer Thrift Account" shall mean the separate account maintained pursuant to Section 7.3 hereof for the Employer Thrift Contributions allocated to a Participant and the income, expenses, gains and losses attributable thereto.

     2.22 "Employer Thrift Contributions" shall mean contributions made to the Trust by the Employer in accordance with Section 4.5 hereof as matching contributions.

     2.23 "Hour of Service" shall mean:

     (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed; and

     (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

     (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph
          (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

     (d) Where the Employer maintains the plan of a predecessor employer, service for such predecessor employer shall be treated as service of the Employer. Where the Employer does not maintain the plan of a predecessor employer, employment by a predecessor employer, upon the written election of the Employer made in a uniform and non-discriminatory manner, shall be treated as service for the Employer.

     2.24 "Normal Retirement Date" or "Normal Retirement Age" shall mean the date selected by the Employer in Section II of the Adoption Agreement.

     2.25 "Participant" shall mean an Employee who is eligible to participate in the Plan under Section 3 and who has not, since becoming a Participant, died, become disabled, retired or otherwise terminated employment with the Employer.

     2.26 "Participant Contributions" shall mean the sum of the Participant Non-Deductible Voluntary Contributions and the Participant Deductible Voluntary Contributions.

     2.27 "Participant Deductible Voluntary Account" shall mean the separate account maintained pursuant to Section 7.3 hereof for the Participant Deductible Voluntary Contributions (as described in Section VI-B of the Adoption Agreement) made by the Participant and the income, expenses, gains and losses attributable thereto.

     2.28 "Participant Deductible Voluntary Contributions" shall mean contributions made to the Trust by Participants in accordance with Section 4.4 hereof. Such contributions are intended to be "qualified voluntary employee contributions" within the meaning of Code Section 219(e)(2).

     2.29 "Participant Non-Deductible Voluntary Account" shall mean the separate account maintained pursuant to Section 7.3 hereof for the Participant Non-Deductible Voluntary Contributions (as described in Section VI-A of the Adoption Agreement) made by the Participant and the income, expenses, gains and losses attributable thereto.

     2.30 "Participant Non-Deductible Voluntary Contributions" shall mean contributions made to the Trust by Participants in accordance with Section 4.3 hereof. Such contributions are intended not to be "qualified voluntary employee contributions" within the meaning of Code Section 219(e)(2).

     2.31 "Plan" shall mean the Prototype Plan, the Adoption Agreement and the Trust Agreement.

     2.32 "Plan Year" shall mean the fiscal year of the Employer or a different period as specified in Section XIV of the Adoption Agreement.

     2.33 "Profit Sharing Allocation" shall mean the contribution payable by the Employer to the Trust on behalf of a Participant out of the Employer's Current or Accumulated Earnings in accordance with Section 4.2 hereof subject to the Participant's right to elect, if permitted by Section IV of the Adoption Agreement, to receive all or a portion of such contribution in cash in lieu of having it deferred and contributed to the Trust on his behalf.

     2.34 "Prototype Plan" shall mean these Sections 1-21.

     2.35 "Rollover Account" shall mean the separate account maintained pursuant to Section 7.3 hereof for any Rollover Contributions (as described in Section
4.6 hereof) made by the Participant and the income, expenses, gains and losses attributable thereto.

     2.36 "Rollover Contributions" shall mean contributions made to the Trust by Participants in accordance with Section 4.6 hereof out of "qualifying rollover distributions" within the meaning of Code Section 402(a)(5)(D)(i).

     2.37 "Service" generally shall mean Employment by the Employer or, if the Employer is maintaining the plan of a predecessor employer or has so elected, employment by such predecessor employer. (See "Hour of Service").

     2.38 "Taxable Wage Base" shall mean, for any Plan Year, the maximum amount of earnings which may be considered wages for the calendar year ending within or coincident with such Plan Year for purposes of determining F.I.C.A. tax liability under Code Section 3121(a)(1).

     2.39 "Trust" shall mean the trust established under the Trust Agreement entered into pursuant to this Plan for investment as provided in Section VII of the Adoption Agreement.

     2.40 "Trust Agreement" shall mean the agreement under which the Trustee accepts appointment to establish a Trust for the investment of contributions under the Plan.

     2.41 "Trustee" shall mean the person or persons, including any successor or successors thereto, designated pursuant to Section XIV of the Adoption Agreement to act as trustee of the Trust.

     2.42 "Valuation Date" shall mean the last day of each Plan Year.

     2.43 "Year" shall mean the fiscal year of the Employer.

     2.44 "Year of Service" shall mean a twelve (12) month period, beginning on an Employee's initial date of Employment or an anniversary thereof in which the Employee had the number of Hours of Service specified in Section 1-D of the Adoption Agreement. The date of initial employment is the first day on which the Employee performs an Hour of Service.

SECTION 3. ELIGIBILITY

     3.1 Entry. Each Employee of the Employer who on the Effective Date of this Plan meets the conditions specified in Section I of the Adoption Agreement shall become eligible to participate in the Plan commencing with that Effective Date, Each other Employee of the Employer, including future Employees, shall become eligible to participate in the Plan on the first business day of the month next following the month in which he meets such conditions.

     3.2 Reentry. A former Participant shall become a Participant immediately upon his return to the employ of the Employer or his return to an eligible class of employees, whichever is applicable.

     3.3 Transfer to Eligible Class. In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class such Employee shall participate immediately if such Employee has satisfied the minimum age and service requirements and would have previously become a Participant had he been in the eligible class.

     3.4 Determination by Administrator. Eligibility shall be determined by the Administrator and the Administrator shall notify each Employee upon his admission as a Participant in the Plan.

     3.5 Related Businesses. If the Employer is a member of (a) a controlled group of corporations (as defined under Code Section 414(h)), (b) a group of trades or businesses (whether or not incorporated) which are under common control (as defined under Code Section 414(c)), or (c) an affiliated service group (as defined under Code Section 414(m)), all service of an Employee for any member of such a group shall be treated as if it were service for the Employer for purposes of the eligibility requirements of Section I of the Adoption Agreement and this Section 3.

SECTION 4. CONTRIBUTIONS

     4.1 Employer Salary Deferral Contributions. If selected by the Employer in
Section IV of the Adoption Agreement, the Employer will make an Employer Salary Deferral Contribution to the Trust on behalf of each Participant who has elected to defer a portion of the Compensation otherwise payable to him for the Plan Year and have it contributed to the Trust. Such an election may only be made pursuant to a written salary reduction agreement between the Participant and the Employer. The agreement shall be in such form and subject to such rules as the Administrator may prescribe, and the agreement shall specify the amount of Compensation that the Participant desires to defer (but in no event may such deferral exceed the percentage of Compensation specified in Section IV (1) of the Adoption Agreement). A salary reduction agreement may be amended or terminated prospectively during the Plan Year at such times and in such manner as permitted by the rules of the Administrator. The Employer Salary Deferral Contribution made for a Participant shall be in an amount equal to the amount specified in the Participant's salary reduction agreement; provided, however, that the Employer Salary Deferral Contribution otherwise to be made for a Participant shall be reduced to the extent necessary, if any, to comply with the limitations of Section 4.7, 5 and 6 hereof (and Section VIII of the Adoption Agreement if applicable). Any amount which cannot be contributed to the Trust because of those limitations shall be paid to the Participant in cash no later than the last day that such amount could otherwise have been contributed to the Trust for the Plan Year in respect to which it has been deferred, and such payment shall be subject to federal income and other tax withholding by the Employer. An Employer Salary Deferral Contribution made for a Participant shall be allocated to his Employer Salary Deferral Account pursuant to Section 7.3 hereof.

     4.2 Employer Profit Sharing Deferral Contributions. If selected by the Employer in Section IV of the Adoption Agreement, the Employer will make an Employer Profit Sharing Deferral Contribution to the Trust in an amount equal to the Profit Sharing Allocation specified in Section IV (2) of the Adoption Agreement as expressed as a percentage of the Participant's Compensation; provided, however, that if and to the extent permitted by Section IV (2) of the Adoption Agreement, each Participant may elect to receives portion of the Profit Sharing Allocation in cash in lieu of having it deferred and contributed to the Trust as an Employer Profit Sharing Deferral Contribution. Such an election may only be made pursuant to a written agreement between the Participant and the Employer. The agreement shall be in such form and subject to such rules as the Administrator may prescribe, and the election shall specify the amount of the Profit Sharing Allocation that the Participant desires to receive in cash. The amount which a Participant has elected to receive in cash pursuant to such an election shall be paid to the Participant by the Employer no later than the last day on which the Employer Profit Sharing Deferral Contributions for the Plan Year in question must be paid to the Trust under Section 7.2 hereof, Notwithstanding the above, the Employer Profit Sharing Deferral Contribution otherwise to be made for a Participant shall be reduced to the extent necessary, if any, to comply with the limitations of Sections 4.7, 5 and 6 hereof (and
Section VIII of the Adoption Agreement, if applicable). Any amount which cannot be contributed to the Trust because of those limitations shall be paid to the Participant in cash no later than the last day that such amount could otherwise have been contributed to the Trust for the Plan Year in the respect to which it has been deferred, and such payment shall be subject to federal income and other tax withholding by the Employer. An Employer Profit Sharing Deferral Contribution made for a participant shall be allocated to his Employer Profit Sharing Deferral Account pursuant to Section 7.3 hereof.

     4.3 Participant Non-Deductible Voluntary Contributions. If selected by the Employer in Section VI A of the Adoption Agreement, a Participant may make Participant Non-Deductible Voluntary Contributions to his Account in any Plan Year; provided, however, that the aggregate amount of such Participant Non-Deductible Voluntary Contributions, plus any Participant Non-Deductible Voluntary Contributions made by him under any other plan maintained by the Employer and intended to meet the requirements of Code Section 401, shall not exceed ten percent (10%) of his total compensation (disregarding any exclusions from Compensation specified by the Employer in Section III-B of the Adoption Agreement) for the period in which he has been a Participant in the Plan; provided, further, that in no event shall a Participant be permitted to makes Participant Non-Deductible Voluntary Contribution in an amount which would cause the annual addition to his Account to exceed the limitations set forth in
Section 5 hereof. A Participant's Participant Non-Deductible Voluntary Contributions shall be allocated to his Participant Non-Deductible Voluntary Account pursuant to Section 7.3 hereof. A Participant may withdraw all or 5 portion of his Participant Non-Deductible Voluntary Account upon 30 days' written notice to the Administrator.

     4.4 Participant Deductible Voluntary Contributions. If selected by the Employer in Section VI-B of the Adoption Agreement, a Participant may make Participant Deductible Voluntary Contributions to his Account in any Year; provided, however, that the aggregate amount of such Participant Deductible Voluntary Contributions, plus any other "qualified retirement contributions" (as that term is defined in Code Section 219(e)(1)) made by the Participant, shall not, in any taxable year of the Participant, exceed the lesser of $2,000 or 100% of the Participant's total compensation includible in his gross income for his taxable year (or such higher limitation as is permitted under Code Section 219). A Participant's Participant Deductible Voluntary Contributions shall at no time be included in the computation of the maximum allocation to a Participant's Account as set forth in Section 5 and 6 hereof. A Participant's Participant Deductible Voluntary Contributions shall be allocated to his Participant Deductible Voluntary Account pursuant to Section 7.3 hereof. A Participant may withdraw all or a portion of his Participant Deductible Voluntary Account upon 30 days' written notice to the Administrator, who may also permit, to the extent allowed by applicable law, the Participant to redesignate his Participant Deductible Voluntary Account as his Participant Non-Deductible Voluntary Account prior to the withdrawal thereof.

     4.5 Employer Thrift Contributions. If selected by the Employer in Section V of the Adoption Agreement, the Employer will make an Employer Thrift Contribution to the Trust for each Participant for each Plan Year that one or more of contribution categories selected by the Employer in Section V of the Adoption Agreement for matching (i.e., Employer Profit Sharing Deferral Contributions, Employer Salary Deferral Contributions or Participant Non-Deductible Voluntary Contributions) is allocated to the Participant's Account. The Employer Thrift Contribution made for a Participant shall be in an amount equal to the percentage specified in Section V of the Adoption Agreement of the aggregate of the contributions categories selected by the Employer in
Section V of the Adoption Agreement (i.e., Employer Profit Sharing Deferral Contributions, Employer Salary Deferral Contributions or Participant Non-Deductible Voluntary Contributions) allocated to the Participant's Account for the Year, but only to the extent that such aggregate amount does not exceed the percentage of the Participant's Compensation specified in Section V of the Adoption Agreement (not in excess of 6%); provided, however, that the Thrift Contribution otherwise to be made for a Participant shall be reduced to the extent necessary to comply with the limitations of Sections 4.7, 5 and 6 hereof (and Section VIII of the Adoption Agreement, if applicable). Any amount which cannot be contributed to the Trust because of these limitations will be retained by the Employer, and the Employer shall have no obligation to contribute such amount . An Employer Thrift Contribution made for a Participant shall be allocated to his Employer Thrift Account pursuant to Section 7.3 hereof.

     4.6 Rollover Contributions. The Administrator may, in his discretion, direct the Trustee to accept a Rollover Contribution upon the express request of the Participant wishing to make such Rollover Contribution, the same to be held, administered and distributed by the Trustee in accordance with the terms of this Plan provided the Trustee consents if the contribution includes property other than cash. A Rollover Contribution shall only be a contribution, comprised of money and/or property, which is all or a portion of a lump sum with respect to which such Participant certifies in writing that all of the following conditions are met:

     (a) Such lump sum is such Participant's entire interest (or such lesser amount as permitted by applicable law) in all qualified plans of the same type of a prior employer of such Participant (within the meaning of Code Section 402(e)(4)(C) as modified by Code Section 402(A)(6)(E)), including qualified annuity plans under Code Section 403(a), reduced by the amount, if any, considered as contributed by him to such other plan or plans (as determined under Code Section 402(e)(4)(D)(i)) and augmented, if such be the case, by any earnings on the aforesaid net amount accrued during any period when such net amount was held in an intervening individual retirement account or annuity (as defined in Code Sections 408(a) and (b));

     (b) Such lump sum was received by such Participant as a lump sum distribution from such other qualified plan or plans within the meaning of Code Section 402(e)(4)(A) or as a payment within one taxable year of the Participant on account of a termination of such plan(s) or, in the case of a profit-sharing or stock bonus plan, a complete discontinuance of contributions under such plan(s) (within the meaning of Code Section 402(a)(6));

     (c) The transfer of all or a portion of such lump sum is being made within 60 days of its receipt by him from the plan or plans referred to in paragraph (a) above or, if the net amount referred to in paragraph (a) above had previously been deposited in an intervening individual retirement account or annuity (as defined in Code Sections 408 (a) and (b)) within 60 days of its prior receipt from such plan or plans, the transfer of such lump sum is being made within 60 days of its receipt by him from such intervening individual retirement account or annuity; and

     (d) No part of such lump sum represents an amount derived from a plan in which such Participant was a self-employed employee (within the meaning of Code Section 401(c)(1)) at any time contributions were made on his behalf under that plan.

     All Rollover Contributions made under this Section 4.6 must be accepted by the Trustee within the 60 day period referred to in paragraph (c) above. If the sum accepted as a Rollover Contribution contains property other than cash, the Trustee shall promptly sell it, and reinvest the proceeds as set forth in the paragraph immediately below. However, the Trustee may nevertheless, in his discretion, retain part or all of such property in kind at the Participant's express request, provided the Participant reimburses the Trustee for any additional expenses arising out of such retention. A Participant's Rollover Contribution shall at no time be included in the computation of the maximum allocation to a Participant's Account as set forth in Sections 5 and 6 hereof. Each Rollover Contribution made by a Participant shall be allocated to his Rollover Account pursuant to Section 7.3 hereof. Such Rollover Account shall be invested by the Trustee as part of the Trust Fund, pursuant to the provisions of the Trust Agreement, and shall share in the gains and losses of such fund, except as it may be held in kind as permitted above. A Participant may withdraw all or a portion of his Rollover Account upon 30 days' written notice to the Administrator.

     4.7 Limited by Profits. Notwithstanding anything to the contrary herein, the total Employer Contributions for a Year shall not exceed the Current or Accumulated Earnings and Profits of the Employer for the Year, whichever is greater.

SECTION 5. CODE SECTION 415 LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS

     5.1 Employers Maintaining No Other Plan.

     (a) If an Employer does not maintain any other qualified plan, the amount of Annual Addition which may be allocated under this Plan on a Participant's behalf for a Limitation Year shall not exceed the Maximum Permissible Amount.

     (b) Prior to the determination of the Participant's actual compensation for a Limitation Year, the Maximum Permissible Amount may be determined on the basis of the Participant's estimated annual compensation for such Limitation Year. Such estimated annual compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated.

     (c) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Participant's actual compensation for such Limitation Year.

     (d)  If, pursuant to Section 5.1(c) and notwithstanding the provisions of
          Section 4 hereof which require Employer Contributions on behalf of a Participant to be reduced so as out to exceed the limitations of this
          Section 5, there is an Excess Amount with respect to a Participant for a Limitation Year, such Excess Amount shall be disposed of as follows:

          (i) First, any Participant Contributions, to the extent that the return would reduce the Excess Amount, shall be returned to the Participant.

          (ii) Second, such Excess Amount, to the extent attributable to Employer Thrift Contributions, must out be distributed to the Participant, but shall be applied to reduce Employer Thrift Contributions for the Limitation Year. To the extent such Excess Amount is attributable to Employer Profit Sharing Deferral Contributions or Employer Salary Deferral Contributions, it shall be distributed to the Participant in accordance with Sections 4.1 and 4.2.

     5.2 Employers Maintaining Other Model, Master or Prototype Defined Contribution Plans.

     (a) If, in addition to this Plan, the Employer maintains any other qualified defined contribution plan (all of which are qualified Model, Master or Prototype Plans), the amount of Annual Additions which may be allocated under this Plan on a Participant's behalf for a Limitation Year, shall out exceed the Maximum Permissible Amount, reduced by the sum of any Annual Additions allocated to the Participant's account for the same Limitation Year under such other defined contribution plan.

     (b) Prior to the determination of the Participant's actual compensation for the Limitation Year, the amounts referred to in Section 5.2(a) above may be determined on the basis of the Participant's estimated annual compensation for such Limitation Year. Such estimated annual compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated.

     (c) As soon as is administratively feasible after the end of the Limitation Year, the amounts referred to in Section 5.2(a) shall be determined on the basis of the Participant's actual compensation for such Limitation Year.

     (d) If a Participant's Annual Additions under this Plan and all such other plans result in an Excess Amount, such Excess Amount shall be deemed to consist of the Amounts last allocated.

     (e) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

     (i) the total Excess Amount allocated as of such date (including any amount which would have been allocated but for the limitations of Code
          Section 415), times

     (ii) the ratio of (A) the amount allocated to the Participant as of such date under this Plan, divided by (B) the total amount allocated as of such date under all qualified defined contribution plans (determined without regard to the limitations of Code Section 415).

     (f) Any Excess Amounts attributed to this Plan shall be disposed of as provided in Section 5.1(d).

     5.3 Employers Maintaining Other Defined Contribution Plans, If the Employer also maintains another plan which is a qualified defined contribution plan other than a Model, Master or Prototype Plan, Annual Additions allocated under this Plan on behalf of any Participant shall be limited in accordance with the provisions of Section 5.2 as though the other plan were a Model, Master or Prototype Plan, unless the Employer provides other limitations in the Adoption Agreement.

     5.4 Definitions. For purposes of this Section 5, the following terms shall be defined as follows:

     (a) "Annual Additions" - The sum of the following amounts allocated on behalf of a Participant for a Limitation Year:

     (i)  all employer contributions,

     (ii) all forfeitures, and

    (iii) the lesser of (A) one-half of all employee contributions, and (B) the amount of all employee contributions in excess of six percent (6%) of such Participant's actual compensation.

     For the purposes of this Section 5, amounts reapplied to reduce employer contributions shall also be included as Annual Additions.

     (b)"Employer" - The employer that adopts this Plan. In the case of a group of employers which constitutes a (i) controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), (ii) trades or businesses (whether or not incorporated) which are under common control (as defined in Code Section 414(c) as modified by Code Section 415(h)), or (iii) an affiliated service group (as defined in Code Section 414 (ml), all such employers shall be considered a single employer for purposes of applying the limitations of this Section 5.

     (c)"Excess Amount" - The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount, less loading and other administrative charges allocable to such excess.

     (d)"Limitation Year" - A calendar year (Or any other 12 consecutive month period adopted for all plans of the Employer pursuant to a written resolution adopted by the Employer).

     (e)"Master or Prototype Plan" - A plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service issued pursuant to Rev. Proc. 80-29 or successor procedure.

     (f) "Maximum Permissible Amount" - For a Limitation Year, with respect to any Participant shall be the lesser of:

          (1)(A) if the Plan was in existence on July 1, 1982, $25,000 for Limitation Years beginning before January 1, 1983 and $30,000 for Limitation Years beginning after December 31, 1982, or (B) if the Plan was not in existence on July 1, 1982, $30,000; provided, however, that the amounts described in (A) and (B) shall be increased to such larger amounts as may be prescribed by regulation authorized by the Secretary of the Treasury or his delegate; or

          (2) 25% of the Participant's compensation for the Limitation Year.

     (g)"Model Plan" - A plan the form of which has been published by the Internal Revenue Service.

SECTION 6. CODE SECTION 401(1;) LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS

     6.1 Limitation. In addition to any other limitations set forth in this Plan, Code Section 401(k) requires that the Employer Contributions and the allocation thereof must not result in discrimination in favor of the shareholders, officers or highly compensated employees of the Employer. To meet this requirement, one or more of the following tests must be met each Plan Year:

     (a) If the Employer has not elected to make Employer Thrift Contributions under Section V of the Adoption Agreement, the Employer Profit Sharing Deferral Contributions and Employer Salary Deferral Contributions and the allocation thereof must either:

     (i) satisfy the General Cash or Deferred Discrimination Rule (as defined below); or

     (ii) satisfy the Special Cash or Deferred Discrimination Rule (as defined below).

     (b) If the Employer has elected to make Employer Thrift Contributions under
     Section V of the Adoption Agreement, either:

     (i) the combined Employer Thrift, Profit Sharing Deferral and Salary Deferral Contributions must satisfy the General Cash or Deferred Discrimination Rule; or

     (ii) the Employer Thrift Contributions must satisfy the General Cash or Deferred Discrimination Rule and the Employer Profit Sharing Deferral and Salary Deferral Contributions must meet the Special Cash or Deferred Discrimination Rule; or

    (iii) the Employer Thrift Contributions must satisfy the General Cash or Deferred Discrimination Rule and the combined Employer Thrift, Profit Sharing Deferral and Salary Deferral Contributions must meet the Special Cash or Deferred Discrimination Rule,

     6.2 General Cash or Deferred Discrimination Rule Defined. To satisfy the General Cash or Deferred Discrimination Rule, the Plan must satisfy either the percentage test or the classification test described in Code Section 410(b)(1), and the Employer Contributions (or relevant portion thereof) must also satisfy the requirements of Code Section 401(a)(4). In testing whether the requirements of Code Section 410(b)(1) are satisfied, the Employees who benefit from the Plan may be either (a) the Employees eligible to participate in the Plan, or (b) the Employees who participate in the Plan. In testing for discrimination under Code
Section 401(a)(4), the eligible or covered Employees will be considered depending on the group used to satisfy Code Section 410(b)(1).

     6.3 Special Cash or Deferred Discrimination Rule Defined. To satisfy the Special Cash or Deferred Discrimination Rule, the Plan must satisfy either the percentage test or the classification test described in Code Section 410(b)(1). For this purpose, all eligible Employees are considered to benefit from the Plan. In addition, the Employer Contributions (or relevant portion thereof) must satisfy one of the following tests:

     (a) the actual deferral percentage for the highly compensated Employees eligible to participate in the Plan (the top 1/3) must not be more than the actual deferral percentage of all other eligible Employees (lower 2/3) multiplied by 1.5; or

     (b) the excess of the actual deferral percentage for the top 1/3 over the lower 2/3 is not more than 3 percentage points, and the actual deferral percentage for the top 1/3 is not more than the actual deferral percentage of the lower 2/3 multiplied by 2.5.

     For purposes of the above, the term "highly compensated Employee" means any eligible Employee who receives, with respect to the Compensation taken into account for the Plan Year, more Compensation than two-thirds of all other eligible Employees. Both 1/3 and 2/3 of all the eligible Employees shall be rounded to the nearest integer. The "actual deferral percentage" for the top 3 and the lower 2/3 for a Plan Year is the average of the ratios, calculated separately for each Employee in such group, of the amount of Employer Contributions (or relevant portion thereof) paid under the Plan for such Plan Year on behalf of each such Employee for such Plan Year, to the Employee's Compensation for such Plan Year (prior to any deferral hereunder).

     6.4 Responsibilities of Ad7nblistrator. The Administrator shall have the responsibility of monitoring the Plan's compliance with the limitations of this
Section 6 and shall have the power to take any and all steps it deems necessary or appropriate to ensure compliance, including, without limitation, restricting the amount of salary or Profit Sharing Bonus which the highly compensated Employees may elect to defer, or delaying or holding Employer Contributions in suspense until it can be determined that no amount in excess of these limitations will be contributed to the Trust. Any actions taken by the Administrator under this Section 6.4 shall be pursuant to non-discriminatory procedures consistently applied.

     SECTION 7. TIME AND MANNER OF MAKING CONTRIBUTIONS

     7.1 Manner. unless otherwise agreed to by the Trustee, contributions to said Trustee shall be made only in cash. All contributions may be made in one or more installments.

     7.2 Time. Employer Profit Sharing Deferral or Salary Deferral Contributions with respect to a Plan Year shall be made no later than 30 days after the end of that Plan Year (or such later time as is permitted by regulations authorized by the Secretary of the Treasury or delegate). Employer Thrift Contributions and Participant Non-Deductible Contributions shall be made before the time limit, including extensions thereof, for filing the Employer's federal income tax returns for the Year with or within which the particular Plan Year ends (or such later time as is permitted by regulations authorized by the Secretary of the Treasury or delegate). Participant Deductible Voluntary Contributions shall be made no later than April 15 following the Participant's taxable year for which such contributions are made. All contributions shall be paid to the Administrator for transfer to the Trustee. The Administrator shall transfer such contributions to the Trustee as soon as possible, except to the extent permitted by Section 6.4 hereof. The Administrator may establish a payroll deduction system or other procedure to assist the making of Participant Contributions and Employer Salary Deferral Contributions to the Trust, and the Administrator may from time to time adopt rules or policies governing the manner in which such contributions may be made so that the Plan may be conveniently administered.

     7.3 Separate Accounts. For each Participant, a separate account shall be maintained for each of the following types of contributions and the income, expenses, gains and losses attributable thereto:

     (a)Participant Non-Deductible Voluntary Contributions, if selected under
     Section VI-A of the Adoption Agreement;

     (b) Participant Deductible Voluntary Contributions, if selected under
     Section VI-B of the Adoption Agreement;

     (c) Employer Profit Sharing Deferral Contributions, if selected under
     Section IV of the Adoption Agreement;

     (d) Employer Salary Deferral Contributions, if selected under Section IV of the Adoption Agreement;

     (e) Employer Thrift Contributions, if selected under Section V of the Adoption Agreement; and

     (f) Rollover Contributions, if the Administrator accepts such contributions pursuant to Section 4.6 hereof.

     7.4 Vesting. A Participant's interest in his Account shall always be fully vested and nonforfeitable.

SECTION 8. DISTRIBUTION UPON DEATH

     8.1 Distribution to Beneficiary. If a Participant's employment terminates because of his death, the Trustee shall, upon the direction of the Administrator, distribute the Participant's Account or the undistributed remainder thereof, as the case may be, in accordance with the provisions of
Section 8.2, to the Beneficiary or Beneficiaries validly named in the most recent Designation of Beneficiary form filed by the Participant with the Administrator before his death in compliance with Section 16. The Administrator's direction shall include notification of the Participant's death, the identity of the Beneficiary or Beneficiaries so named, and the appropriate manner of distribution.

     8.2 Manner of Distribution. A distribution made under this Section 8 shall be made in such manner as the Participant shall in his most recent Designation have validly elected. In the absence of such an election, such distribution shall be made in such manner as the Participant's Beneficiary (or Beneficiaries) may elect, subject to the approval of the Administrator, or in the absence of such an election, in such manner as the Administrator shall determine.

SECTION 9.  DISTRIBUTION UPON HARDSHIP

     If selected by the Employer in Section x of the Adoption Agreement, the Trustee shall, upon the direction of the Administrator, distribute all or a portion of a Participant's Employee Salary Deferral Account, Employer Profit Sharing Deferral Account and Employer Thrift Account prior to the time such Accounts are otherwise distributable in accordance with Sections 8 and 10 hereof, subject to the following:

     9.1 Hardship Defined. Any such distribution shall be made only if, and the amount of such distribution shall be limited to the extent that, the Participant demonstrates that he is suffering from "hardship," as that term is defined in proposed or final regulations (whichever are applicable) promulgated pursuant to Code Section 401(k), or such other standard as may from time to time be established or authorized by the Secretary of the Treasury or his delegate for the purpose of determining the circumstances under and the extent to which elective contributions to a cash or deferred profit-sharing plan may be withdrawn on account of hardship without adverse effect upon such a plan's continued qualification. Any determination of the existence of hardship and the amount to be distributed on account thereof shall be made by the Administrator (Or such other person as may be required to make such decisions under the applicable regulations described above) in accordance with the foregoing rule as applied in a uniform and non-discriminatory manner.

     9.2 Manner of Distribution. A distribution under this Section 9 shall be made in a lump sum payment to the Participant.

SECTION 10.  OTHER DISTRIBUTIONS

     10.1 Normal Distribution. The Account of any Participant will normally be distributed in monthly installments which must commence at or within sixty (60) days after the end of the Plan Year in which occurs his Normal Retirement Date (as selected by the Employer in Section II of the Adoption Agreement) or in which his Employment ceases, whichever is later, to continue over a period of one hundred and twenty (120) months, The monthly amount shall normally be the balance of the Participant's Account divided by the remaining number of months in such one hundred and twenty (120) months, all rounded to the nearest cent, However, the amount of each monthly installment may be recomputed and adjusted from time to time no more frequently than monthly as the Trustee may reasonably determine.

     10.2 Optional Distribution. All Participants may request the Administrator to approve, in its sole discretion, any of the following variations from the normal pattern of distribution provided that the distribution (i) shall not commence before the earlier of the Participant's retirement, death, disability, separation from service, or attainment of age 59 1/2, (ii) extend beyond the lifetime of the Participant or the joint lifetime of the Participant and his spouse, as actuarially estimated either at the time of approval or periodically in a consistent manner, and (iii) the present value of the distributions to be made to the Participant is more than one-half (1/2) the value of his Account, as determined at the time this distribution commences:

     (a) Distribution made or commencing before his Normal Retirement Date,

     (b) Distributions made or commencing after the normal time of distribution described in Section 10.1.

     (c) Distribution of his entire Account at one time,

     (d) Installment payments of a fixed amount, such payments to be made until exhaustion of the Participant's Account,

     (e) Distribution in Kind,

     (f) Any reasonable combination of the foregoing or any reasonable time or manner of distribution within the above-stated limitations, including purchase and distribution of bonds described in Code Section 405(d).

SECTION 11.  INVESTMENT OF CONTRIBUTIONS

     11.1 Manner of Investment. All contributions to the Account of a Participant shall be held by the Trustee designated by the Employer in Section XIV of the Adoption Agreement. The Account of a Participant may only be invested and reinvested in shares of Designated Investment Companies (in such proportions as tile Trustee is instructed in accordance with Section VII of the Adoption Agreement) or such other investments as are permitted by the Distributor, except to the extent that a Participant's Account is invested in a loan pursuant to
Section 112 hereof. Investment in the shares of more than one Designated Investment Company is not permitted unless tile value of the Participant's Account and the value of the investment in the second Designated Investment Company exceed amounts from time to time determined by the Distributor.

     11.2 Investment Decision.

     (a) The decision as to the investment of an Account shall be made by the person designated in Section VII of the Adoption Agreement. If the decision is made by the Participant, the Participant shall convey investment instructions to the Administrator and the Administrator shall promptly transmit those instructions to the Trustee. Further, if the decision is to be made by the Participant, the right to make such a decision shall remain with the Participant upon his retirement and shall pass to the Distributee upon such Participant's death.

     (b) The person designated to make the decision as to the investment of an Account may direct that the investment medium of an Account be changed, provided that no such change may be made from or to an investment other than a Designated Investment Company except to the extent permitted by the terms of that other investment vehicle. If the Distributor determines in its own judgment that there has been trading of Designated Investment Companies in the Accounts of the Participants, any Designated Investment Company may refuse to sell its shares to such Accounts. When an investment is being made or changed the person designated to do so shall specify the type of Account to which the change refers.

     (c) If any decision as to investments is to be made by the Administrator, it shall be made on a uniform basis with respect to all Participants.

     (d) The Administrator and the Trustee may adopt procedures permitting Participants to convey their investment instructions directly to the transfer agent for the Designated Investment Company or Companies or for any other investment permitted by the Distributor.

SECTION 12.  LOANS

     If selected by the Employer in Section IX of the Adoption Agreement, the Trustee shall, upon the direction of the Employer, make one or more loans, including any renewal thereof, to a Participant. Any such loan shall be subject to such terms and conditions as the Employer shall determine pursuant to a uniform policy adopted by the Employer for this purpose, which policy shall be at least as restrictive as the following:

     12.1 Equivalent Basis. No such loan may be made to a disqualified person within the meaning of Code Section 4975(e), unless such loans are available to all Participants on a reasonably equivalent basis and are not made available to officers, shareholders or highly paid Participants in an amount which, when stated as a percentage of such Participant's Account, is greater than is available to other Participants.

     12.2 Limitation on Amount. The amount of any such loan, when added to the outstanding balance of all other loans from the Plan (and any other plan of the Employer) to the Participant, shall not exceed the following:

        Participant's                       Maximum Amount
      Account Balance                           of Loan

     $0 - $10,000                           100% of Account balance
     $110,000 - $20,000                     $10,000
     $20,000 - $100,000                     50% of Account balance
     over $100,000                          $50,000

The value of the Participant's Account balance shall be as determined by the Employer; provided, however, that such determination shall in no event take into account the portion of the Participant's Account attributable to Participant Deductible Voluntary Contributions.

     12.3 Maximum Term, The term of any such loan shall not exceed 5 years; provided, however, that such limitation shall not apply to any loan used to acquire, construct, reconstruct, or substantially rehabilitate any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Participant or a member of the family (within the meaning of Code Section 267(c)(4)) of the Participant.

     12.4 Promissory Note, Any such loan shall be evidenced by a promissory note executed by the Participant and payable to the Trustee, on the earliest of (i) a fixed maturity date meeting the requirements of Section 12.3 above, but in no event later than the Participant's Normal Retirement Date,

(ii) the Participant's death, or (iii) when distribution hereunder is to be made to the Participant (other than a withdrawal which will not reduce the Value of his Account to the extent that the aggregate amount owing could not be made as a new loan within the limitation set forth in Section 12.2 above). Such promissory note shall be secured by an assignment of the Participant's Account to the Trustee. Such promissory note shall evidence such terms as are required by this
Section 12.

     12.5 Interest. Any such loan shall be subject to a reasonable rate of interest.

     12.6 Repayment. If a note is not paid when the Participant's benefits hereunder are to be distributed, then any unpaid portion of such loan and unpaid interest thereon shall be deducted by the Trustee from the Participant's Account before benefits are paid from or purchased out of the Account. Such deduction shall, to the extent thereof, cancel the indebtedness of the Participant. If a note is not paid when it otherwise becomes payable under Section 12.4, or if at any time the Employer determines that the aggregate amounts owing by a Participant upon such notes exceed the vested value of the Participant's Account, the Participant shall be promptly notified in writing that unless such loan or excess is repaid within 30 days, action will be taken to collect the same plus any cost of collections.

     12.7 Accounting. Loans shall be made only from the Account of the Participant (exclusive of that portion of the Account attributable to Participant Deductible Voluntary Contributions) requesting the loan, and shall be treated as an investment of his Account. All interest payments made with respect to such loan shall be credited to the Participant's Account.

     12.8 Precedence. This Section 12 overrides Section 17 below.

SECTION 13.  ADMINISTRATION

     13.1 Appointment of Administrator. The Employer may from time to time in writing appoint one of more persons as Administrator (hereinafter referred to in the singular) who shall have all power and authority necessary to carry out the terms of the Plan. A person appointed as Administrator may also serve in any other fiduciary capacity, including that of Trustee, with respect to the Plan. The Administrator may resign upon fifteen (15) days advance written notice to the Employer, and the Employer may at any time revoke the appointment of the Administrator with or without cause. The Employer shall exercise the power and fulfill the duties of the Administrator if at any time the position is vacant.

     13.2 Named Fiduciaries. The "Named Fiduciaries" within the meaning of the Act shall be the Administrator and the Trustee.

     13.3 Allocation of Responsibilities. Responsibilities upon the Plan shall be allocated among the Trustee, the Administrator and the Employer as follows:

     (a) Trustee: The Trustee shall have exclusive responsibility to hold, manage and invest, pursuant to instructions communicated to it by the Administrator under Section VII of the Adoption Agreement and Section 11.2 above, the foods received by it subject to the Trust Agreement under which it serves.

     (b) The Administrator: The Administrator shall have the responsibility sod authority to control the operation and administration of the Plan in accordance with its terms including, without limiting the generality of the foregoing, (1) any investment decisions assigned to it under Section VII of the Adoption Agreement or transmission to the Trustee of any Participant investment decision under Section 11.2(2) interpretation of the Plan, conclusive determination of all questions of eligibility, status, benefits and rights under the Plan and certification to the Trustee of all benefit payments under the Plan; (3) hiring of persons to provide necessary services to the Plan not provided by Employees; (4) preparation and filing of all statements, returns and reports required to be filed by the Plan with any agency of Government; (5) compliance with all disclosure requirements of all state or federal law; (6) maintenance and retention of all Plan records as required by law, except those required to be maintained by the Trustee; and (7) all functions otherwise assigned to it under the terms of the Plan.

     (c) Employer: The Employer shall be responsible for the design of the Plan, as adopted or amended, the designation of the Administrator and Trustee as provided in the Plan, the delivery to the Administrator and the Trustee of Employee information necessary for operation of the Plan, the timely making of the Employer Contributions specified in Sections IV or V of the Adoption Agreement, and the exercise of all functions provided in or necessary to the Plan except those assigned in the Plan to other persons. (d) This
     Section 13.3 is intended to allocate individual responsibility for the prudent execution of the functions assigned to each of the Trustee, the Administrator and the Employer and none of such responsibilities or any other responsibilty shall be shared among them unless specifically provided in the Plan, Whenever one such person is required by the Plan to follow the directions of another, the two shall not be deemed to share responsibility, but the person who gives the direction shall be responsible for giving it and the responsibility of the person receiving the direction shall be to follow it insofar as it is on its face proper under applicable law.

     13.4 More Than One Administrator, If more than one individual is appointed as Administrator under Section 13.1, such individuals shall either exercise the duties of the Administrator in concert, acting by a majority vote or allocate such duties among themselves by written agreement delivered to the Employer and the Trustee. In such a case, the Trustee may rely upon the instruction of any one of the individuals appointed as Administrator regardless of the allocation of duties among them.

     13.5 No Compensation. The Administrator shall not be entitled to receive any compensation from the funds held under the Plan for its services in that capacity unless so determined by the Employer or required by law.

     13.6 Record of Acts. The Administrator shall keep a record of all his proceedings, acts and decisions, and all such records and all instruments pertaining to Plan administration shall be subject to inspection by the Employer at any time. The Employer shall supply, and the Administrator may rely on the accuracy of, all Employee data and other information needed to administer the Plan.

     13.7 Bond. The Administrator shall be required to give bond for the faithful performance of his duties to the extent, if any, required by the Act, the expense to be borne by the Employer.

     13.8 Agent for Service of Legal Process. The Administrator shall be agent for service of legal process on the Plan.

     13.9 Rules. The Administrator may adopt or amend and shall publish to the Employees such rules and forms for the administration of the Plan, and may employ or retain such attorneys, accountants, physicians, investment advisors, consultants and other persons to assist in the administration of the Plan as it deems necessary or advisable.

     13.10 Delegation. To the extent permitted by applicable law, the Administrator may delegate all or part of his responsibilities hereunder and at any time revoke such delegation, by written statement communicated to the delegate and the Employer. The Trustee may, but need not, act on the instructions of such a delegate. The Administrator shall annually review the performance of all such delegates.

     13.11 Claims Procedure. It is anticipated that the Administrator will administer the Plan to provide Plan benefits without waiting for them to be claimed, but the following procedure is established to provide additional protection to govern unless and until a different procedure is established by the Administrator and published to the Participants and Beneficiaries.

     (a) Manner of Making Claims. A claim for benefits by a Participant or Beneficiary to be effective under this procedure must be made to the Administrator and must be in writing unless the Administrator formally or by course of conduct waives such requirements.

     (b) Notice of Reason for Denial. If an effective claim is wholly or partially denied, the Administrator shall furnish such Participant or Beneficiary with written notice of the denial within sixty (60) days after the original claim was filed. This notice of denial shall set forth in a manner calculated to be understood by the claimant (1) the reason or reasons for denial, (2) specific reference to pertinent plan provisions on which the denial is based, (3) a description of any additional information needed to perfect the claim and an explanation of why such information is necessary, and (4) an explanation of the Plan's claim procedure.

     (c) The Participant or Beneficiary shall have sixty (60) days from receipt of the denial notice in which to make written application for review by the Administrator, The Participant or Beneficiary may request that the review be in the nature of a hearing. The Participant or Beneficiary shall have the rights (1) to have representation, (2) to review pertinent documents, and (3) to submit comments in writing. (d) The Administrator shall issues decision on such review within sixty (60) days after receipt of an application for review, except that such period may be extended for a period of time not to exceed an additional sixty (60) days if the Administrator determines that special circumstances (such as the need to hold a hearing) requires such extension. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

SECTION 14  FEES AND EXPENSES

     All reasonable fees and expenses of the Administrator or Trustee incurred in the performance of their duties hereunder or under the Trust shall be paid by the Employer; and to the extent not so paid by the Employer, said fees and expenses shall be deemed to be an expense of the Trust and the Trustee is authorized to charge the same to the Accounts of the Participants, and unless allocable to the Accounts of specific Participants, they shall be charged against the respective accounts of all or a reasonable group of Participants in such reasonable manner as the Trustee shall determine,

SECTION 15.  BENEFIT RECIPIENT INCOMPETENT
OR DIFFICULT TO ASCERTAIN OR LOCATE

     15.1 Incompetency. If, in the sole judgment of the Administrator a Participant or Beneficiary is physically or mentally incapable of handling his financial affairs, payment otherwise due him may be made for his benefit in the sole discretion of the Administrator either to his legal representative or to any of his relatives or friends or maybe applied directly for his support and maintenance, Payment so made in good faith shall completely discharge the Employer, the Administrator and the Trustee from liability therefor.

     15.2 Difficulty to Ascertain or Locate, If it is impossible or difficult to ascertain the person who is entitled to receive any benefit under the Plan, the Administrator in its discretion may direct that such benefit be (i) paid to another person in order to carry Out the Plan's purposes; or (ii) retained in the Trust; or (iii) paid to a court pending judicial determination of the right thereto.

SECTION 16. DESIGNATION OF BENEFICIARY

     Each Participant may submit to the Administrator a properly-executed Designation of Beneficiary form. In order to be effective, such Designation must have been properly executed and submitted to the Administrator at the home office thereof before the death of the Participant. The last effective Designation accepted by the Administrator shall be controlling, and whether or not fully dispositive of his Account, thereupon shall revoke all Designations previously submitted by the Participant. Each such executed Designation is hereby specifically incorporated herein by reference and shall be construed and enforced in accordance with the laws of the state in which the Employer has its principal place of business. To the extent that any portion of an Account of a deceased Participant is not governed by a Designation which names at least one living Beneficiary designated by the Participant, that portion of the Account shall be distributed to the estate of the deceased Participant.

SECTION 17. SPENDTHRIFT PROVISION

     No interest of any Participant or Beneficiary shall be assigned, anticipated or alienated in any manner nor shall it be subject to attachment, bankruptcy proceedings or to any other legal process or to the interference or control of creditors or others, except to the extent that Participants may secure loans from the Trust with their Accounts pursuant to Section 12 hereof.

SECTION 18. NECESSITY OF QUALIFICATION

     This Plan is established with the intent that it shall qualify under Code
Section 401 (a) as that Section exists at the time the Plan is established. If the Employer fails to obtain or retain such a determination that the Plan so qualifies, the Plan shall cease to have any of the benefits of Revenue Procedure 80-29 or successor procedure which apply to the Plan as a prototype plan. The Administrator shall promptly notify the Trustee in writing of any determination made with respect to the qualified status of the Plan. Notwithstanding any other provision contained in this Plan, if the Internal Revenue Service determines that the Plan initially fails to so qualify, then the Employer shall promptly either amend the Plan under Code Section 401(b) 50 that it does qualify, or direct the Trustee to terminate the Plan and distribute all the assets of the Trust equitably among the contributors thereto in proportion to their contributions, and the Plan shall be considered to be rescinded and of no force and effect.

SECTION 19. AMENDMENT OR TERMINATION

     19.1 Amendment or Termination. The Employer may at any time, and from time to time amend this Prototype Plan, the Adoption Agreement and the Trust Agreement (including a change in any election it has made in the Adoption Agreement), or suspend or terminate this Plan by giving written notice to the Distributor and to the Trustee, but the Trust may not thereby be diverted from the exclusive benefit of the Participants, their Beneficiaries, survivors or estates, or the administrative expenses of the Plan, nor revert to the Employer, nor may an allocation or contribution theretofore made be changed thereby or an amendment otherwise operate retroactively except as the same may be deemed necessary in order to make the Plan qualify under Code Section 401(a). An amendment shall be deemed necessary for this purpose if counsel for the Employer certifies that in its opinion the written ruling of the Commissioner of Internal Revenue that the Plan meets such requirements can be obtained within a reasonable time only with such retroactive amendment. Any amendment by the Employer which is other than the amendment of the Employer's prior designation of an option or provision set forth or referred to in the Adoption Agreement will constitute a substitution by the Employer of an individually designed plan for this prototype plan and the general amendment procedure of the Internal Revenue Service governing individually designed plans will be applicable. Nothing contained herein shall constitute an agreement or representation by the Distributor that it will continue to maintain its sponsorship of the Plan indefinitely.

     19.2 Delegation. The Employer hereby delegates to the Distributor the authority to amend so much of the Adoption Agreement, this Prototype Plan, and the Trust Agreement, as is in prototype form and, to the extent to which the' Employer could effect such amendment, the Employer shall be deemed to have consented to any amendment so made, When an election within the prototype form has been made by the Employer, it shall be deemed to continue after amendment of the prototype form unless and until the Employer expressly further amends the election, notwithstanding that the provision for the election in the amended prototype form is in a different form or place; provided, however, that if the amended form inadvertently fails to provide means to duplicate exactly the earlier election, such earlier election shall continue until such further amendment. The immediately preceding sentence is subject to the qualification that each Employer hereby delegates to the Distributor, in the event of such an amendment of the prototype form, authority to determine conclusively that such a continuation of an earlier election by the employer is not advisable and to make the election for the Employer in the amended prototype form which in the judgment of the Distributor most nearly corresponds with the election made by the employer before an amendment of the prototype form, provided the following procedure is followed: the election for the Employer may be made with respect to any specified Employers as to whom it may be made applicable singly, or such election may be made with respect to all Employers as to whom it may be made applicable as a group; and the election shall be made as of an effective date which has been specified in a notice mailed or delivered, at the last address(es) of the Employer(s) on the records of the Distributor, to the Employer(s) at least twenty (20) days before the effective date of the election. Such notice may be mailed to Employers to whom it cannot be applicable by reason of a previous election made by the Employer or otherwise, but it shall be effective only as to those Employers who have received the notice and have not themselves made a new election with respect to that item since the amendment of the prototype form and previous to the effective date of such election by the Distributor. The foregoing delegations of authority to make elections, or to make amendments, shall not impose any duty on the Distributor to make them nor shall it affect the interpretation of the Plan if they are not used.

     19.3 Distribution of Accounts Upon Termination. Upon termination of the Plan or complete discontinuance of contributions under it, the Administrator shall determine whether to pay the interests of Participants, former Participants and Beneficiaries immediately, to retain such interest in the Trust and pay them in the future according to Section 10, or to use what other methods the Administrator deems advisable in order to furnish whatever benefits the Trust will provide, subject to the limitations of Section 10.2 limiting the length of the period over which an Account can be paid.

SECTION 20. TRANSFERS

     Nothing contained herein or in the Trust shall prevent the merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, another plan meeting the requirements of Code Section 401(a) or the transfer to the Plan of assets or liabilities of another such plan so qualified under the Code. Any such merger, consolidation or transfer shall be accompanied by the transfer of such existing records and information as may be necessary to properly allocate such assets among Participants, including any tax or other information necessary for the Participants or persons administering the plan which is receiving the assets. The terms of such merger, consolidation or transfer must be such that if this Plan then terminated, each Participant would receive a benefit immediately after the merger, consolidation or transfer equal to or greater than the benefit be would have received if the Plan had terminated immediately before the merger, consolidation or transfer.

SECTION 21.  MISCELLANEOUS

     21.1 Misrepresentation. Notwithstanding any other provision herein, if an Employee misrepresents his age or any other fact, any benefit payable to him hereunder shall be the smaller of: (i) the amount that would be payable if no facts had been misrepresented, or (ii) the amount that would be payable if the facts were as misrepresented.

     21.2 Legal or Equitable Action. If any legal or equitable action with respect to the Plan is brought by or maintained against any person, and the results of such action are adverse to that person, attorney's fees and all other costs to the Employer, the Administrator or the Trust of defending or bringing such action shall be charged against the interest, if any, of such person under the Plan.

     21.3 No Enlargement of Plan Rights. It is a condition of the Plan and Trust Agreement, and each Participant by participating herein expressly agrees, that he shall look solely to the assets of the Trust for the payment of any benefit under the Plan.

     21.4 No Enlargement of Employment Rights. Nothing appearing in or done pursuant to the Plan shall be construed to (a) give any person a legal or equitable right or interest in the assets of the Trust or distribution therefrom, nor against the Employer, except as expressly provided herein; (b) create or modify any contract of employment between the Employer and any Employee or obligate the Employer to continue the services of any Employee; or
(c) allow service as a sole proprietor or partner, or compensation therefor, to be taken into account for any purpose of the Plan.

     21.5 Written Orders. In taking or omitting to take any action under this Plan or under the Trust, the Trustee may conclusively rely upon and shall be protected in acting upon any written orders from or determinations by the Employer or the Administrator as appropriate, or upon any other notices, requests, consents, certificates or other instruments or papers believed by it to be genuine and to have been properly executed and, so long as it acts in good faith, in taking or omitting to take any other action.

     21.6 No Release from Liability. Nothing in the Plan shall relieve any person from liability for any responsibility under Part 4 of Title I of the Act, Subject thereto neither the Trustee, the Administrator nor any other person shall have any liability under the Plan, except as a result of his negligence or wilful misconduct, and in any event the Employer shall fully indemnify and save harmless all persons from any such liability except that resulting from their negligence or wilful misconduct.

     21.7 Discretionary Actions. Any discretionary action, including the granting of a loan pursuant to Section 12 hereof, to be taken by the Employer or the Administrator under this Plan shall be non-discriminatory in nature and all Employees similarly situated shall be treated in a uniform manner.

     21.8 Headings. Headings herein are primarily for convenience of reference, and if they conflict with the text, the text shall control.

     21.9 Applicable Law. This Plan shall, to the extent state law is applicable, be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the state in which the Employer has its principal place of business.

     21.10 No Reversion. Notwithstanding any other contrary provision of the Plan, but subject nevertheless to Sections 5, 6 and 18, no part of the assets in the Trust shall revert to the Employer, and no part of such assets, other than that amount required to pay taxes or administrative expenses, shall be used for any purpose other than exclusive benefit of Employees or their Beneficiaries.

     21.11 Notices. The Employer will provide the notice to other interested parties contemplated under Code Section 7476 before requesting a determination by the Secretary of the Treasury or his delegate with respect to the qualification of the Plan.

     21.12 Conflict. In the event of any conflict between the provisions of this Plan and the terms of any contract or agreement issued thereunder or with respect thereto, the provisions of the Plan shall control.

                                TRUST AGREEMENT

                           ESTABLISHED PURSUANT TO THE
                  SCUDDER CASH OR DEFERRED PROFIT SHARING PLAN

     The Employer has established the Scudder Cash or Deferred Profit Sharing Plan for the benefit of the Participants therein, As part of the Plan the Employer has designated the person or persons specified in the Adoption Agreement as Trustee(s) to maintain and administer a Trust upon the following terms and conditions for the investment of contributions under the Plan, The definitions in Section 2 of the Prototype Plan apply herein,

1. TRUST FUND

     The Trustee shall open and maintain a Trust account for the Plan, with such subdivisions as the Employer may specify pursuant to the Plan; provided, however, that the maintaining of such subdivisions shall not require the physical separation of assets.

     Whenever a Participant makes a contribution the Administrator shall ascertain that the Participant has received a copy of the current prospectus relating to the shares of any Designated Investment Company in which such contribution is to be invested plus, where required by any state or federal law, the current prospectus relating to any other investment in which contributions are to be invested, By remitting such a contribution to the Trustee the Administrator shall be deemed to warrant to the Trustee that the Participant has received such a prospectus, and by remitting any other contribution to the Trustee the Administrator shall be deemed to warrant to the Trustee that the Administrator has received a current prospectus of any Designated Investment Company in which it is to be invested, plus, where required by any state or federal law, the current prospectus relating to any other investment in which contributions are to be invested.

     All contributions to the Trust, and any assets into which such contributions shall be invested or reinvested shall be hereinafter referred to in this Trust Agreement as the "Trust Fund."

2. ADMINISTRATOR

     The Plan shall be administered by the Administrator as provided for in
Section 13 of the Prototype Plan, and the Trustee shall have no duties with respect to the administration of the Plan, (However an individual who is a Trustee may also be Administrator.)

3. TRUSTEE: NUMBER, QUALIFICATIONS AND MAJORITY ACTION

     The number of Trustees shall be one, two or three. Any natural person and any corporation having power to act as a trustee in the premises may be a Trustee. No person shall be disqualified from being a Trustee by being employed by the Employer, by being Administrator, by being a trustee under any other plan of the Employer or by being a Participant in this plan or such other plan.

     A Trustee holding office as sole Trustee hereunder shall have all the powers and duties herein given the Trustees. When the number of Trustees hereunder is three, any two of them may act, but the third Trustee shall be promptly informed of the action. When there are two or more Trustees hereunder, they may, by written instrument communicated to the Employer and the Administrator allocate among themselves the powers and duties herein given to the Trustee. If such an allocation is made, to the extent permitted by applicable law, no Trustee shall be liable either individually or as a trustee for loss to the Plan from the acts or omissions of another Trustee with respect to duties allocated to such other Trustee.

4. CHANGE OF TRUSTEE

     Any Trustee may resign as Trustee upon notice in writing to the Employer and the Administrator, and the Employer may remove Trustee upon notice in writing to the Administrator, and to all the Trustees. The removal of a Trustee shall be effective immediately, except that a corporation serving as a Trustee shall be entitled to sixty (60) days' notice which it may waive, and the resignation of a Trustee shall be effective immediately, provided that neither a removal nor a resignation of a Trustee shall be effective if the Trustee is the sole Trustee until a successor Trustee has been appointed and has accepted the appointment. If within sixty (60) days of the delivery of the written resignation or removal of a sole Trustee another Trustee shall not have been appointed and have accepted, the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee or may terminate the Plan pursuant to Section 19 of the Prototype Plan. The Trustee shall not be liable for the acts and omissions of such successor.

     At any time when the number of Trustees is one or two the Employer may but not need appoint one or two additional Trustees, provided that the number of Trustees shall not be more than three. Such an appointment and the acceptance thereof shall be in writing, and shall take effect upon the delivery of written notice thereof to all the Trustees and the Administrator and such acceptance by the appointed Trustee, provided that if a corporation is a Trustee then in the absence of its consent such an appointment of an additional or successor Trustee shall not have become effective until sixty (60) days after its receipt of notice.

     Although any Employer adopting the Plan may choose any Trustee who is willing to accept the Trust, the Distributor or its successor, may make or may have made tentative standard arrangements with any bank or trust company with the expectation it will be used as the Trustee by a substantial group of Employers. It is also contemplated that more favorable results can be obtained with a substantial volume of business, and that it may become advisable to remove such bank or trust company as Trustee and substitute another Trustee. Therefore, anything else in the prior two paragraphs of this Section 4 notwithstanding, each Employer adopting this Plan hereby agrees that the Distributor may, upon a date specified in a notice to the affected Employer of at least thirty (30) days and in the absence of written objection by the Employer received by the Distributor before such date, (i) remove any such Trustee and in that case, or if such a Trustee has resigned to a group of Employers, (ii) appoint such a successor Trustee, provided such action is taken with respect to all Employers similarly circumstanced of which the Distributor has knowledge, and provided such notice is given in writing mailed postage prepaid to the Employer at the latest address which has been furnished the Distributor directly or supplied to it by such Trustee which is to be succeeded. If within sixty (60) days after such Trustee's resignation or removal the Employer has not appointed a successor which has accepted such appointment, unless the appointment of a successor Trustee is waiting for action by the Distributor pursuant to the next-preceding sentence according to notice which has been given, the Trustee may petition an appropriate court for the appointment of its successor. The Trustee shall not be liable for the acts and omissions of such successor.

     Successor Trustees qualifying under this Section 4 shall have all rights and powers and all duties and obligations of original Trustees.

5. INVESTMENT OF TRUST FUND

     The Trust Fund shall be fully invested and reinvested pursuant to Section VII of the Adoption Agreement. The Trustee shall have full power and authority to invest in any property specified in instructions communicated to it by the Administrator, and the Trustee may invest in property selected by it pursuant to authority delegated to it and accepted by it, all without regard to the law of any state regarding proper investment. The Trustee shall have no responsibility for determining how the Trust Fund is to be invested or to see that investment instructions communicated to it comply with the terms of the Plan. Annually, on the Valuation Date or more frequently in the discretion of the Trustee, the assets of the Trust shall be revalued at fair market value and the accounts of the Trust shall be proportionately adjusted to reflect income, gains, losses or expenses, if the system of accounting does not directly accomplish all such adjustments. The Trust Fund shall be administered separately from, and shall not include any assets being administered under, any other plan of an employer. Interim valuations, if any, shall be applied uniformly and in a non-discriminatory manner for all Employees.

     Any assets in the Trust Fund may be registered in the name of the Trustee or any nominee designated by the Trustee.

6. DISTRIBUTION FROM THE TRUST FUND

     The Trustee shall make or cause to be made such distribution from the Trust Fund as the Administrator may in writing direct upon certification by the Administrator that the same is for the exclusive benefit of Employees or former Employees of the Employer or their Beneficiaries, or for the payment of expenses of administering the Plan.

7. CERTIFICATIONS AND INSTRUCTIONS

     Any pertinent vote or resolution of the Board of Directors of the Employer shall be certified to the Trustee over the signature of the Secretary or an Assistant Secretary of the Employer and under its corporate seal. The Employer shall promptly furnish the Trustee from time to time certificates of an officer of the Employer evidencing the appointment and termination of office of the individual or individuals appointed as Administrator under Section 13 of the Prototype Plan.

     The Administrator shall furnish the Trustee certificates signed by the individual or individuals appointed as Administrator, naming the person or persons authorized to give notice on behalf of the Administrator and providing specimens of their signatures; and all requests, directions, requisitions for moneys and instructions by the Administrator to the Trustee shall be writing, signed by such person or persons as may be designated from time to time by the Administrator; they may be standing requests, directions, requisitions or instructions; and may be made to be contingent upon determination made by the Trustee.

8. ACCOUNTS AND APPROVAL

     The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, and all books and records relating thereto shall be open at all reasonable times to inspection and audit by any person or persons designated by the Administrator or by the Employer.

     Within ninety (90) days following the close of each of the Plan Years selected by the Employer in Section XII of the Adoption Agreement the Trustee may, and upon the request of the Employer or the Administrator shall, file with the Administrator and the Employer a written report setting forth all securities or other investments (including insurance contracts) purchased and sold, all receipts, disbursements and other transactions effected by them during the period since the date covered by the next prior report, and showing the securities and other property held at the end of such period, and such other information about the Trust Fund as the Administrator shall request. Within ninety (90) days from the date of mailing or delivery of such report the Employer shall certify in writing to the Trustee that it has carefully reviewed the contents of the report and has found therein no matter to which it objects or takes exception other than those which it therewith sets forth accompanied by the specific ground or grounds for such objections or exceptions.

9. TAXES

     The Trustee may assume that any taxes assessed on or in respect of the Trust Fund are lawfully assessed unless the Administrator shall in writing advise the Trustee that in the opinion of counsel for the Employer such taxes are not lawfully assessed. In the event that the Administrator shall so advise the Trustee, the Trustee, if so requested by the Administrator and suitable provision for their indemnity having been made, shall contest the validity of such taxes in any manner deemed appropriate by the Administrator or counsel for the Employer. The word "taxes" in this Section 9 shall be deemed to include any interest or penalties that may be levied or imposed in respect to any taxes assessed.

10. EMPLOYMENT OF COUNSEL

     The Trustee may employ legal counsel (who may be counsel for the Employer) and shall be fully protected in acting or refraining from acting, upon such counsel's advice in respect to any legal questions.

11. REIMBURSEMENT AND COMPENSATION OF TRUSTEE

     The Trustee shall be entitled to be reimbursed for his reasonable expenses. An individual Trustee who is an Employee of the Employer shall not be compensated for his services as Trustee, save as his compensation as an Employee of the Employer may be such compensation. A corporation, or an individual who is not an Employee of the Employer, which serves as a Trustee shall be entitled to reasonable compensation for its or his services. Any taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the Trust Fund that may be levied or assessed in respect to such assets shall, if allocable to the Accounts of specific Participants, be charged to such Accounts, and if not so allocable, they shall be equitably apportioned among all such Participants' Accounts. All other administrative expenses incurred by the Trustee in the performance of his duties including fees for legal services rendered to them shall be paid by the Employer within a reasonable time specified by the Trustee or at the Trustee's option may be equitably apportioned among such Accounts.

12. LIMITATION OF TRUSTEE'S LIABILITY; INDEMNIFICATION

     Nothing in this Trust Agreement or the Plan of which it is a part shall relieve any person from liability for any responsibility under Part 4 of Title I of the Act. Subject thereto, the Trustee shall have no liability under the Plan, except as may arise from its negligence or wilful misconduct, and in any event, the Employer shall fully indemnify the Trustee and save it harmless from any such liability except that resulting from its negligence or wilful misconduct. In the application of the foregoing, except as otherwise required by law:

     12.1 The Trustee shall have no duty to take any action other than as herein specified, unless the Administrator shall furnish it with instructions in proper form and such instructions shall have been specifically agreed to by it, or to defend or engage in any suit unless it shall have first agreed in writing to do so and shall have been fully indemnified to its satisfaction.

     12.2 The Trustee may conclusively rely upon and shall be protected in acting in good faith upon any written representation or order from the Administrator or any other notice, request, consent, certificate or other instrument or paper believed by it to be genuine and properly executed, or any instrument or paper if it believes the signature thereon to be genuine.

     12.3 The Trustee shall not be liable for interest on any reasonable cash balances maintained in the Trust.

     12.4 The Trustee shall not be obligated to, but may, in its discretion, receive a contribution from a Participant unless forwarded by the Administrator.

13. AMENDMENT

     No part of the corpus or income of the Trust Fund shall be used for or diverted to purposes other than the exclusive benefit of Participants or their Beneficiaries or the administrative expenses of the Plan, or revert to the Employer except as specifically permitted by the terms of the Plan. The right of the Employer to amend or terminate the Trust Agreement and the delegation of that right are set forth in Section 19 of the Prototype Plan, subject to the foregoing and other limitations in the Plan.

     The Employer will cause a copy of any amendment of the Adoption Agreement to be delivered to the Trustee for the Trustee's information.

14. TERMINATION

     Upon certification by the Board of Directors of the Employer that the Employer has terminated the Plan as therein provided and that the Trust Fund or part thereof is accordingly to be distributed in accordance with the termination provisions thereof, the Trustee shall pay such amounts from the Trust Fund as the Administrator may direct, either directly to the persons entitled to receive such amounts or to the Administrator for distribution, provided the Administrator further certifies that all such amounts are payable under the Plan to Participants or their Beneficiaries or for administrative expenses of the Plan or for other payments in accordance with the provisions thereof.

15. SUCCESSOR TRUSTEES

     Any corporation into which a corporation acting as a Trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger, reorganization or consolidation to which such Trustee may be a party, shall be the successor of the Trustee hereunder, without the necessity of any appointment or other action, provided it does not resign and is not removed.

16. ENFORCEMENT OF PROVISIONS

     To the extent permitted by applicable law, the Employer and the Administrator shall have the exclusive right to enforce any and all provisions of this Agreement on behalf of all Employees or former Employees of the Employer or their Beneficiaries or other persons having or claiming to have an interest in the Trust Fund or under the Plan. In any action or proceeding affecting the Trust Fund or any property constituting a part or all thereof, or the administration thereof or for instructions to the Trustee, the Employer, the Administrator and the Trustee shall be the only necessary parties; and shall be solely entitled to any notice of process in connection therewith; and any judgment that may be entered in such action or proceeding shall be binding and conclusive on all persons having or claiming to have any interest in the Trust Fund or under the Plan.

17. VOTING

     The Trustee shall deliver, or cause to be executed and delivered, to the Administrator all notices, prospectuses, financial statements, proxies and proxy soliciting materials received by the Trustee relating to securities held by the Trust, and the Administrator shall deliver these to the appropriate Participant or the Beneficiary of a deceased Participant. The Trustee shall not vote any securities held by the Trust except in accordance with the written instructions of the Participant or the Beneficiary of the Participant, if the Participant is deceased.

18. GOVERNING LAW

     This instrument shall, to the extent state law is applicable, be governed by and interpreted under the laws of the state in which the Employer has its principal place of business.

19. ACCEPTANCE

     The Trustee accepts the trust hereunder.

20. TRANSFER TO EMPLOYER

     Anything contained elsewhere in this Agreement to the contrary notwithstanding, the Employer reserves the right by action of its Board of directors to direct the Trustee to transfer the Trust Fund to the Employer subject to claims against it for administrative expenses if the Plan is properly terminated in accordance with the terms and conditions of the original Plan upon the Employer's receipt of a determination letter from the Director of Internal Revenue determining that the Plan initially fails to qualify under Section 401
(a) of the Internal Revenue Code. The Employer shall direct the Trustee to transfer to Employees such portion of the Trust Fund as the Plan requires to be transferred to them on account of their contributions, but the Trustee shall not be required to see to the application of the Trust Fund for this purpose. If such termination ceases to be possible this section shall be of no further force or effect.

Telephone
numbers and
addresses
--------------------------------------------------------------------------------

National toll free
telephone numbers
and addresses

          ----------------------------------------------------------------------
          For information about the Scudder 401(k) program,
             CALL (toll-free) 1-800-225-2471
                  (within Massachusetts, call collect 617-482-3990)

                                       or

             WRITE to: Scudder Funds Croup Retirement Plans
                       175 Federal Street
                       Boston, MA 02110
          A Group Retirement Specialist from Scudder Fund Distributors, Inc., underwriter for the Scudder funds, will answer your calls and letters.
          ----------------------------------------------------------------------

--------------------------------------------------------------------------------

Local addresses
of Scudder Fund
Distributors, Inc.

Boca Raton
150 East Palmetto Park Road
Boca Raton, Florida 33432
305-395-0040

Boston
175 Federal Street
Boston, Massachusetts 02440
617-482-3990

Chicago
Suite 2200, 111 East Wacker Drive
Chicago, Illinois 60604
312-861-2700

Cincinnati
540 Carew Tower
Cincinnati, Ohio 45202
513-621-2733

Cleveland
Suite 700, 1801 East Ninth Street
Cleveland, Ohio 44114
216-241-7744

Dallas
Suite 2124, Plaza of the Americas
700 North Pearl
Dallas, Texas 75201
214-742-1465

1530 Bank of the Southwest Building
Houston, Texas 77002
713-659-3838

Los Angeles
333 South Hope Street
Los Angeles, California 90071
243-6284444

New York
345 Park Avenue
New York, New York 10154
212-350-8200

Philadelphia
Three Girard Plaza
Philadelphia, Pennsylvania 19402
215-864-7200

Portland, Oregon
Benjamin Franklin Plaza
1 S.W. Columbia St.
Portland, Oregon 97258
503-224-3999

San Francisco
Suite 4100, 104 California Street
San Francisco, California 94144
415-981-8191

Scudder
---------------------------------------------
This booklet is not to be used in connection with the offering of any of the Scudder funds unless preceded or accompanied by the appropriate current prospectuses. Scudder
Fund Distributors, Inc. is the underwriter of the Scudder no-load mutual funds.











K-S-33  (C) Scudder Fund Distributors, Inc.